                                                               EXHIBIT 10.202**
                                CONFIDENTIAL TREATMENT

                             LICENSE AND SUPPLY AGREEMENT

     This Agreement, effective as of the 17th day of August, 1989, by and among ORTHO DIAGNOSTIC SYSTEMS INC. ("ODS"), a New Jersey corporation with offices at U.S. Route #202, Raritan, New Jersey 08869; CHIRON CORPORATION ("CHIRON"), a Delaware corporation having offices at 4560 Horton Street, Emeryville, California 94608; and ABBOTT LABORATORIES ("ABBOTT"), an Illinois corporation with offices at One Abbott Park Road, Abbott Park, Illinois 60064.

                                      WITNESSETH

     WHEREAS, CHIRON has identified a nucleic acid sequence included within the genome of a viral species causative of hepatitis C, formerly called hepatitis Non-A, Non-B; and

     WHEREAS, ODS has licensed from CHIRON proprietary technologies directed to hepatitis C diagnosis and blood screening; and


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     -----
     [** This exhibit was filed in connection with Registrant's request for confidential treatment for Exhibit 10.15 to the Registrant's Form 10-Q report for the period ended June 10, 1994 and a consequent order by the Commission dated November 30, 1994.]

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                                         -2-

     WHEREAS, ODS owns or controls additional proprietary technologies directed to hepatitis C diagnosis and blood screening; and

     WHEREAS, ODS and CHIRON have an ongoing research program to develop additional technologies directed to hepatitis C diagnosis and body fluid screening; and

     WHEREAS, ABBOTT desires to enter the hepatitis C diagnosis and blood screening markets as soon as possible, and believes that such early entry will be of significant long-term value to ABBOTT; and

     WHEREAS, ABBOTT believes that obtaining access to the above CHIRON technologies and to the above ODS technologies will permit ABBOTT to enter the hepatitis C diagnosis and blood screening market at an early date; and

     WHEREAS, CHIRON possesses proprietary manufacturing know-how related to raw materials for hepatitis C diagnosis and blood screening; and

     WHEREAS, ABBOTT desires a long-term supply agreement with CHIRON and ODS wherein ABBOTT purchases from CHIRON such raw materials and, under certain circumstances as are more fully described herein, gains access to CHIRON's proprietary manufacturing technology;


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                                         -3-

     WHEREAS, ABBOTT is conducting and may continue conducting research, both independently and with collaborators, directed to hepatitis C diagnosis and blood screening; and

     WHEREAS, ODS and CHIRON are interested in obtaining access to ABBOTT's hepatitis C research, both existing and future;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth below, ODS, CHIRON and ABBOTT mutually agree as follows:

                                    I. DEFINITIONS

     As used herein the following words and phrases shall have the following respective meanings:

     1.1 "Abbott Collaborator" means any third party obligated, under the terms of an agreement entered into pursuant to Paragraph 20.1 below, during the first seventeen (17) years after the effective date of this Agreement to grant ABBOTT the right to make, use, or sell Antigens or Antibodies.

     1.2 "Abbott Collaborator Unpatented Technology" means unpatented inventions, discoveries, trade secrets, information, experience, data, formulas, procedures and results, and


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                                         -4-

improvements used directly in connection with the development, manufacture, or use of Antigens or Antibodies and owned or controlled by an Abbott Collaborator during the first seventeen (17) years after the effective date of this Agreement and licensed to ABBOTT with the right to sublicense.

     1.3 "Abbott Know-How" means all inventions, discoveries, trade secrets, information, experience, data, formulas, procedures and results, and improvements, including all patents and patent applications, owned by ABBOTT during the first seventeen (17) years after the effective date of this Agreement, and all patents owned or controlled by an Abbott Collaborator during the first seventeen (17) years after the effective date of this Agreement and licensed to ABBOTT, with the right to sublicense, and used directly in connection with the development, manufacture, or use of Antigens or Antibodies. For the avoidance of doubt, Abbott Know-How does not include preclinical or clinical data, assay formats or methods of labeling an Antigen or Antibody with a detectable marker.

     1.4 "Abbott Patent Right" means that portion of Abbott Know-How which : 1) is a Valid Claim defining an Antigen or Antibody; and 2) is licensed to ABBOTT by an Abbott Collaborator or assigned to ABBOTT; provided, however, that no


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                                         -5-

Valid Claim shall be deemed to be an Abbott Patent Right *

     1.5 "Abbott Selling Price", with respect to a Calendar Quarter, means the total revenue in U.S. dollars, determined by an independent auditor, chosen in accordance with Article V, at ABBOTT's expense, invoiced to End Users for the Affected Product in the Affected Market during the previous two (2) consecutive Calendar Quarters, divided by the number of Units of Product of such Affected Product invoiced to such End Users in the Affected Market during such previous two (2) consecutive Calendar Quarters.

     1.6 "Acceptance Criteria" means certain physical and/or biological characteristics of a Raw Material.

     1.7 "Act" means the Federal Food, Drug and Cosmetic Act, as amended, and regulations promulgated thereunder.

     1.8 "Affected Market", with respect to Paragraph 5.2 of this Agreement means Donor Centers in the Affected Territory, and with respect to Paragraph 5.3 of this Agreement means Plasma Centers in the Affected Territory.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.


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                                         -6-

     1.9 "Affected Product" has the meaning given to it in Paragraphs 5.2 and
5.3 of this Agreement.

     1.10 "Affected Territory" has the meaning given to it in Paragraphs 5.2 and
5.3 of this Agreement.

     1.11 "Affiliate", with respect to a party hereto, means any company owned or controlled by the party or a company owned or controlling the party or a company in common ownership or control with the party. Any entity controlled equally by ODS and CHIRON shall be deemed to be an Affiliate of each of them.

     1.12 "Aggregate Non-HCV Price Change", with respect to a Calendar Quarter, means the aggregate sum of the Non-HCV Price Change of each Non-HCV Screening Test made by or for ABBOTT and sold to End Users in the Affected Market; provided, however, that in no event shall the Aggregate Non-HCV Price Change be less than zero.

     1.13 "Antibody" means any antibody, or fragment thereof, or other anti-ligand immunologically reactive with HCV or a portion of HCV and which is used to diagnose or screen for hepatitis. The term Antibody shall not include those specific markers contained in the assays currently marketed by ABBOTT or being developed by ABBOTT and listed on Exhibit 1.13, attached hereto and incorporated herein.


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                                         -7-

     1.14 "Antigen" means any peptide, polypeptide or ligand which reacts immunologically with antibodies which are immunologically reactive with HCV or a portion of HCV and which is used to diagnose or screen for hepatitis. The term Antigen shall not include those specific markers contained in the assays currently marketed by ABBOTT or being developed by ABBOTT and listed on Exhibit 1.13, attached hereto and incorporated herein.

     1.15 "Base Cost" means the average Manufacturing Costs over the fourth year of this Agreement for each Raw Material which was utilized to manufacture Primary Product in the last Calendar Quarter of such fourth year.

     1.16 "Base Price" means U.S.*

     1.17 "Calendar Quarter" means, with respect to Territory I, a three (3) month period beginning on January 1, April 1, July 1, or October 1, and with respect to Territories II-VII the periods from December 1 to February 25, February 26 to May 25, May 26 to August 25 and August 26 to November 30; provided, however, that if February 25, May 25 or August 25 is a Saturday, Sunday or legal holiday in the respective Territory, the end of such period shall be the last workday preceding the 25th of such month.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.


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                                         -8-

     1.18 "Calendar Year" means a full year beginning on January 1.

     1.19 "Challenge Cost" for each Raw Material means a) for the first two (2) years after a challenge, the challenging party's Manufacturing Costs for such Raw Material as determined by a current good faith estimate of the challenging party pursuant to Paragraph 3.30; provided, however, that such good faith estimate must be based on a level of production experience agreed upon by the parties but in no event shall more than three (3) full scale GMP production runs of such Raw Material be required and b) after such two (2) year period, the Manufacturing Party's Current Cost for such Raw Material.

     1.20 "Combination Product" means each Product which contains more than one
(1) distinct type of Antigen or Antibody.

     1.21 "Comparison Price", with respect to each Affected Product during a Calendar Quarter, shall mean the sum of (A) the Aggregate Non-HCV Price Change and (B) the greater of (i) the ABBOTT Selling Price or (ii) the Third Party Competition Price for the Third Party Product; provided, however, that in no event shall the Comparison Price exceed U.S. *


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.


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                                         -9-

     1.22 "Confirmatory Product", with respect to a Territory, means each Product utilized by Donor Centers or Plasma Centers to confirm the results of an assay performed using a Primary Product or a Screening Product. For the avoidance of doubt, a Confirmatory Product is included within the phrase Diagnostic Product.

     1.23 "Current Cost" for each Raw Material in any Calendar Year means the Manufacturing Party's Manufacturing Costs for such Raw Material averaged over the immediately preceding Calendar Year; provided, however, that if the Manufacturing Party has manufactured less than three (3) full scale GMP production runs of such Raw Material, the Current Cost shall be estimated by the Manufacturing Party in good faith.

     1.24 "Diagnostic Product", with respect to a Territory, means each Product which is not a Primary Product or a Screening Product.

     1.25 "Donor Center" means any entity or organization whose primary business purpose is to provide whole human blood or components thereof for administration to humans. If a Donor Center has its screening performed by a third party, the term Donor Center shall include such third party with respect to such screening activities.


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                                         -10-

     1.26 "End User" means a person or entity whose use of a Product results in the Product's consumption, destruction, or loss of activity.

     1.27 "FDA" means the United States Food and Drug Administration or any successor entity thereto.

     1.28 "Field" means all immunoassay formats other than: a) enzyme immunoassays performed on a microtitre format (i.e., a solid support having multiple wells to which immunologically reactive components are immobilized); and b) radioimmunoassays.

     1.29 "Hepatitis C virus" or "HCV", which may be used interchangeably throughout this Agreement, means any viral isolate, other than isolates within the viral classes Hepatitis A, Hepatitis B (including Hepatitis B-2) and Hepatitis delta, including any subtypes of such classes, that:

     (a) is included in the viral class established by the International Committee on the Taxonomy of Viruses, or any body that replaces the Committee, and termed Hepatitis C (or other name selected by the Committee), including any subtype of such class, wherein the class includes an isolate having genomic sequences, cDNA transcripts of which are disclosed in an "Existing Chiron HCV Patent Application", which means:


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                                         -11-

     (i) United States patent application serial no. 122,714 filed 18 November 1987 (hereinafter "USSN 122,714"); or

     (ii) a United States patent application filed on or before the effective date of this Agreement that claims the benefit of the filing date of USSN 122,714 under Title 35, section 120, of the United States Code; or

     (iii) a non-United States patent application that claims priority under the Paris Convention from a United States patent application identified in (i) or (ii) above; or *

     (b) (i) is at least * homologous at the amino acid level to an isolate having genomic sequences that are disclosed in an Existing Chiron HCV Patent Application determined by a comparison of the corresponding protein sequences encoded by the entire available genomes of the isolates with the software available on the Dayhoff protein data base, or if the Dayhoff data base is not available, any scientifically recognized protein sequence data base in the public domain; and


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.


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                                         -12-


         (ii) has a genome that contains at least * non-overlapping sequences of * nucleotides wherein each such non-overlapping sequence either hybridizes to, or is at least * identical to, a corresponding sequence of * * nucleotides, or its complement, which are disclosed in an Existing Chiron HCV Patent Application; and

         (iii) has a genome of the same nucleic acid type (i.e., RNA or DNA) as an isolate having genomic sequences, cDNA transcripts of which are disclosed in an Existing Chiron HCV Patent Application; and

          (iv) has an organization of coding domains in its genome similar to an isolate having genomic sequences, cDNA transcripts of which are disclosed in an Existing Chiron HCV Patent Application; or

     (c) any defective form of an isolate defined by (a) or (b), wherein "defective" means a deletion of a portion of the genome including deletions leading to replication defects.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

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                                         -13-

This definition is independent of the definition of HCV in any CHIRON patent application.


     1.30 "Know-How" means all inventions, discoveries, trade secrets, information, experience, data, formulas, procedures and results, and improvements, including all patents and patent applications, owned or controlled by CHIRON during the first seventeen (17) years after the effective date of this Agreement and licensed to ODS, or owned or controlled by ODS or licensed to ODS, under an agreement entered into with a third party other than pursuant to Paragraph 2.9, with the right to sublicense, during the first seventeen (17) years after the effective date of this Agreement and used directly in connection with the development, manufacture, or use of Antigens or Antibodies. For the avoidance of doubt, Know-How does not include preclinical or clinical data, assay formats, or methods of labeling an Antigen or Antibody with a detectable marker.

     1.31 "Manufacturing Costs" means the fully burdened costs to the Manufacturing Party for producing a Raw Material, expressed as U.S. dollars/nanogram ($/ng), including all fairly allocable direct (including standard costs, other manufacturing costs and variances from standard costs) and indirect (including general and administrative costs associated with


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                                         -14-

manufacturing, factory overhead, quality assurance, engineering and production administration) costs thereof, determined by the Manufacturing Party in a manner consistent with that which it uses in the ordinary course of its business for internal accounting purposes.

     1.32 "Manufacturing Party" means whichever of ODS, CHIRON, or ABBOTT is manufacturing a given Raw Material.

     1.33 "Net Purchase Price" means the Purchase Price for a Product less any payment due: a) an Abbott Collaborator which is deducted from the Purchase Price; or b) a third party pursuant to an agreement entered into in accordance with Paragraph 2.9 and paid by ODS.

     1.34 "Non-HCV Price Change", with respect to a Calendar Quarter, means the U.S. dollar amount of any increase or decrease between the previous two (2) consecutive Calendar Quarters in the average price, determined by an independent auditor, chosen in accordance with Article V, at ABBOTT's expense, of a Unit of Non-HCV Screening Test made by or for ABBOTT and invoiced to End Users in the Affected Market. For the purposes of this Paragraph, the average price of a Unit of Non-HCV Screening Test shall be calculated by dividing the total revenue, in U.S. dollars, invoiced to End Users in the Affected Market for the Non-HCV Screening Test made by or for


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                                         -15-

ABBOTT by the number of Units of the Non-HCV Screening Test invoiced to such End Users in the Affected Market. There shall not be deemed to be any Non-HCV Price Change for any Non-HCV Screening Test during the first two (2) Calendar Quarters in which ABBOTT first sells such Non-HCV Screening Test in the Affected Market.

     1.35 "Non-HCV Screening Test" means any test kit, other than a Product or an HCV probe assay licensed from CHIRON, for screening human body fluids or components thereof to determine if such body fluids or components thereof are suitable for administration to humans.

     1.36 "Patent Protected", with respect to any Product in a specific country, means that the manufacture, use, or sale of such Product in such country infringes a Valid Claim in such country.

     1.37 "Patent Right" means that portion of Know-How which comprises patents and all reissues, reexaminations and extensions thereof.

     1.38 "Plasma Center" means any entity or organization whose primary business purpose is to provide human plasma and/or plasma derivatives or body fluids other than whole human blood. If a Plasma Center has its screening performed by a third party, the term Plasma Center shall include such third party with respect to such screening activities.


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                                         -16-

     1.39 "Price Differential" means two thirds of the difference between (A) the Base Price and (B) the Comparison Price.

     1.40 "Primary Product", with respect to a Territory, means all Products included within the Product Category that has the highest volume of Units of Product Shipped in such Territory.

     1.41 "Priority Date" means the filing date of the U.S. patent application with the earliest filing date, the benefit of which a Valid Claim is entitled under 35 U.S.C. Paragraph 120.

     1.42 "Product" means each immunoassay, immunoassay kit or immunoassay test configuration, the manufacture, use or sale of which utilizes or contains one or more Antigens or Antibodies.

     1.43 "Product Category" means that grouping of Products which utilize or contain the same number and immunologically distinct types of Antigens or Antibodies, excluding Confirmatory Products.

     1.44 "Product Requirement" means the estimated quantities agreed upon by the parties of Raw Materials expected reasonably to be required in an efficient commercial manufacturing and finishing process to produce each Unit of Product in its final optimized formulation expressed as nanograms/Unit of Product.

     1.45 "Purchase Price" means the amount of money, calculated pursuant to Paragraphs 3.2-3.22 below, payable by ABBOTT to ODS for each Unit of Product Shipped.

     1.46 "Purchase Price Material" means the amount of the Raw Material utilized to manufacture a Unit of Product, expressed as nanograms per Unit of Product (ng/unit of Product), for which ABBOTT is not obligated to pay ODS *
* of CHIRON's or ODS's Manufacturing Costs in accordance with Paragraph 3.25.

     1.47 "Raw Material" means a composition of matter which contains one (1) distinct type of Antigen or Antibody.

     1.48 "Receiving Party" means whichever of ODS or ABBOTT is being supplied with a given Raw Material.

     1.49 "Release Specifications" means certain physical characteristics of a Raw Material.

     1.50 "Safety Stock Inventory" means an inventory of Raw Material maintained by a Manufacturing Party in accordance with Paragraph 4.5.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.


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                                         -18-

     1.51 "Screening Product", with respect to a Territory, means each Product Shipped to a Donor Center or a Plasma Center in such Territory which is not a Primary Product or a Confirmatory Product.

     1.52 "Ship", "Shipped" or "Shipment" means the delivery of any Unit of Product or Unit of Non-HCV Screening Test by ABBOTT or its Affiliates to a third party for any purpose other than for preclinical or clinical trials, except any Unit of Product for which said third party receives an actual credit for goods damaged during transit, warranty replacement (excluding expired goods) and product recalls or any Unit of Product delivered to End Users pursuant to Paragraphs 2.5. or 2.6. For the purposes of this definition, if ABBOTT or any of its Affiliates uses a Unit of Product to test a body fluid for a third party, either for a fee or as a service to a customer for which compensation is received, directly or indirectly, such Unit of Product shall be deemed Shipped.

     1.53 "Territory" means each of the following:

          I.   the United States, its territories and possessions

          II.  Canada

          III. the Federal Republic of Germany


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                                         -19-

          IV.  Italy
          V.   France
          VI.  Japan
          VII. all countries not accounted for in I-VI above.


     1.54 "Third Party Competition Price", with respect to a Calendar
Quarter, means the generally prevailing price, determined by an independent auditor, chosen in accordance with Article V, at ABBOTT's expense, employing actual sales data and/or demonstrably bona fide quotes to End Users in the Affected Market for a Third Party Product during the previous two (2) Calendar Quarters.

     1.55 "Third Party Patent Right" means a Valid Claim defining an Antigen or Antibody, and which is owned by or assigned to a third party and is licensed to ABBOTT and ODS under an agreement entered into pursuant to Paragraph 2.9 below; provided, however, that no Valid Claim shall be deemed to be a Third
Party Patent Right         * *

     1.56 "Third Party Product" has the meaning given to it in Paragraphs 5.2 and 5.3 of this Agreement.

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

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                                         -20-

     1.57 "Unit" means each of the number of assays that a Product, Third
Party Product, or Non-HCV Screening Test is capable of performing as specified in the labeling for such Product, Third Party Product or Non-HCV Screening Test. For the avoidance of doubt, a Product, Third Party Product, or Non-HCV Screening Test labeled as being capable of performing one hundred (100) assays shall represent one hundred (100) Units of such Product, Third Party Product, or Non-HCV Screening Test.

     1.58 "Valid Claim" means any claim of an issued and unexpired patent which neither has been held unenforceable, unpatentable or invalid by a decision of a court or governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, nor has been admitted by the holder of the patent to be invalid or unenforceable through reissue, disclaimer or otherwise.

     1.59 Within this Agreement, the terms "immunoassay", "immunologically" and the like refer to both antigen/immunoglobulin binding and other ligand/anti-ligand binding phenomena, excluding nucleic acid hybridization.

                                 II.  GRANT OF RIGHTS

     2.1 Subject to the terms and conditions of this Agreement, ODS grants to ABBOTT and its Affiliates a non-exclusive worldwide license, without the right to sublicense others, under Know-How:

     (a)  to make, have made, use and sell Products only within the Field;

     (b) to make, but not have made, and use Antigens and Antibodies for research purposes only limited to the development of Products within the Field and for regulatory purposes as provided for herein; and

     (c) in the event ABBOTT obtains manufacturing rights for an Antigen or Antibody pursuant to Article IV hereof, to make, but not have made, such Antigen or Antibody.

     2.2

     (a) Any license granted to a third party by ODS to make, use and sell Product shall license such third party to deliver Product to other third parties for purposes other than preclinical and clinical trials in accordance with Exhibit 2.2, attached hereto and incorporated herein, only after the expiry of * * from the effective date of this Agreement, unless ABBOTT Ships less than * Units of Product worldwide during the first * month period following the earlier date of:

          (i) ABBOTT's being granted a product license for any Product from the FDA; or

          (ii) * or unless ABBOTT Ships less than * Units of Product worldwide during the second * * month period following the earlier of (a) or (b) above. If at the end of each such * month period ABBOTT has failed to Ship at least the respective quantities of Units of Product above, then ODS may grant any third party the right to sell Product at any time thereafter.


     (b) Within the first * after the effective date of this Agreement, ODS will not market Products through a distributor of the kind that is primarily engaged in the development and/or manufacture and sale of diagnostic products, as exemplified by the current activities of


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

          *

     2.3 Subject to the terms and conditions of this Agreement, ABBOTT hereby grants to ODS, CHIRON and their respective Affiliates a worldwide, non-exclusive license, without the right to sublicense, under Abbott Know-How to make, have made, use and sell Products, including the right to make and have made Antigens and Antibodies. Such license shall be royalty-free for Abbott Know-How owned by ABBOTT and royalty-bearing for Abbott Know-How owned or controlled by an Abbott Collaborator, with the proviso that any such royalty which ODS, CHIRON and their respective Affiliates shall be obligated to pay an Abbott Collaborator shall not exceed the royalty which ABBOTT shall be obligated to pay the Abbott Collaborator under its license agreement with the Abbott Collaborator.

     2.4 ABBOTT's license to Ship Product in Europe is effective beginning July 1, 1990. ABBOTT's license to Ship Product outside Europe is effective beginning either upon the date of ABBOTT's being granted a product license from the FDA for any Product or upon January 1, 1990, whichever happens first.

* = Confidential portions of material have been omitted and file separately with the Securities and Exchange Commission.

     2.5 For the sole purposes of testing, demonstrating or evaluating non-Diagnostic Products, i.e., Products which are not Diagnostic Products, ABBOTT may deliver up to * * Units of each non-Diagnostic Product to End Users without such Units being considered Shipped according to the following:

          * in the first year after ABBOTT's first Shipment of such non-Diagnostic Product;

          * in the second year after ABBOTT's first Shipment of such non-Diagnostic Product;

          * in the third year after ABBOTT's first Shipment of such non-Diagnostic Product;

provided, however, that: a) no more than fifty percent (50%) of such delivered Units of non-Diagnostic Product in any year shall be delivered to End Users in any single Territory; and b) no such non-Diagnostic Product may be delivered to End Users in Europe prior to July 1, 1990 or to End Users outside Europe prior to either ABBOTT's being granted a product license from the FDA for any Product or upon January 1, 1990, whichever happens first; and c) such delivered Units of non-Diagnostic Product are delivered to such End Users free of charge. For the purposes of this Paragraph 2.5, a non-Diagnostic Product will be construed to be distinct from another non-Diagnostic


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

Product and hence trigger the availability of another * * Units under this Paragraph if the Antigen or Antibody employed in such non-Diagnostic Product is immunologically distinct from the Antigen or Antibody employed in such another non-Diagnostic Product.

     2.6

     (a) For the sole purposes of testing, demonstrating or evaluating Confirmatory Products, ABBOTT may deliver up to * Units of each Confirmatory Product to End Users without such Units being considered Shipped provided that such Units of Confirmatory Product are delivered to such End Users free of charge.

     (b) For the sole purposes of testing, demonstrating or evaluating Diagnostic Products, excluding Confirmatory Products, ABBOTT may deliver up to * * Units of each Diagnostic Product to End Users without such Units being considered Shipped according to the following:

          * in the first year after ABBOTT's first Shipment of such Diagnostic product;


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

            * in the second year after ABBOTT's first Shipment of such Diagnostic product;

            * in the third year after ABBOTT's first Shipment of such Diagnostic product;

          provided, however, that: i) no more than fifty percent (50%) of such delivered Units of Diagnostic Product in any year shall be delivered to End Users in any single Territory; ii) no such Diagnostic Product may be delivered to End Users in Europe prior to July 1, 1990 or to End Users outside Europe prior to either ABBOTT's being granted a product license from the FDA for any Product or upon January 1, 1990, whichever happens first; and iii) such delivered Units of Diagnostic Product are delivered to such End Users free of charge.

    (c) For the purposes of this Paragraph 2.6, a Confirmatory Product or Diagnostic Product will be construed to be distinct from another Confirmatory Product or Diagnostic Product and hence trigger the availability of another * or *

           * Units under this Paragraph if the Antigen or Antibody employed in such Diagnostic Product is immunologically distinct from the Antigen or Antibody employed in such another Confirmatory Product or Diagnostic Product.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     2.7 ABBOTT's license to deliver Product containing CHIRON's Antigen designated C100-3 in European patent application publication no. 0 318 216 for clinical trials is effective immediately and is limited to the number of Units of Product as stated in Exhibit 2.2.

     2.8

     (a)  If at any time during the term hereof:

          (i) ODS grants to a third party a license or any immunity from suit under Know-How allowing such third party to make, use or sell Product, by way of a direct license or settlement of litigation or a compulsory license or any other license grant; or

          (ii) a third party obtains an express or implied license under Know-How, to make, use or sell Product, by the purchase of a Raw Material not incorporated into a finished Product at the time of such purchase, and such third party is not subject to a contractual obligation with CHIRON not to make, use or sell Product;

               then ODS or CHIRON will notify ABBOTT and provide ABBOTT with a summary of the terms of any such license or immunity from suit. If ABBOTT deems the effect of any such license or immunity from suit, when all the terms and conditions thereof are taken together, to be financially more favorable than those available to ABBOTT under this Agreement, ABBOTT may elect, by written notice to ODS, to amend this Agreement, if such implied license is not terminated or otherwise substantially abated or proceedings initiated and diligently pursued to cause such termination or abatement within ninety
               (90) days of receipt by ODS or CHIRON of such written notice from ABBOTT of ABBOTT's intent to amend this Agreement, to give effect to all such terms and conditions so that the terms of such agreement taken together are not substantially more or less favorable than the terms of this Agreement as so amended. In any proceedings initiated by CHIRON to abate any such implied license, CHIRON shall use reasonable efforts to recover any damages incurred by ABBOTT in connection with such implied license, and shall, upon receipt of any such recovery, pay to ABBOTT the amount, if any, by which such recovery exceeds that portion of CHIRON's reasonable costs and expenses (including reasonable attorney's fees) incurred in connection with such proceeding which is fairly allocable to such recovery. Any amendment of this Agreement pursuant to this Paragraph 2.8 (a) shall terminate, and this Agreement shall be further amended to read in full as if such amendment had not been made, if and when any such express or implied license is terminated or otherwise abated.

          (b) It is the intention of the parties that ABBOTT receive most favored licensee status and treatment under this Agreement. The parties recognize that commercial arrangements other than a license may be to the advantage of ODS, such as distributorship appointments. Accordingly, nothing herein shall preclude ODS from marketing Products in the normal course of business through distributors except as provided in Paragraph 2.2(b) above; provided, however, that if ODS appoints a distributor of the kind that is primarily engaged in the development and/or manufacture and sale of diagnostic products, ODS will notify ABBOTT and provide ABBOTT with a summary of the terms of any such appointment. If ABBOTT deems the effect of any such appointment, when all the terms and conditions thereof are taken together, to be financially more favorable than those available to

               ABBOTT under this Agreement, ABBOTT may elect, by written notice to ODS, to amend this Agreement to give effect to all such terms and conditions so that the terms of such agreement taken together are not substantially more or less favorable than the terms of this Agreement as so amended.

For the avoidance of doubt, the kind of distributor giving rise to the most favored licensee status and treatment provisions of this Paragraph 2.8 are exemplified by the current activities of *

The kind of distributors not giving rise to such most favored licensee status are exemplified by the current activities of *


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     2.9 If either ODS or ABBOTT identifies an HCV technology owned or controlled by a third party, such party shall disclose its knowledge of the existence of such HCV technology to the other. If ODS decides to seek a license from the third party to the HCV technology, ODS shall negotiate with such third party in an attempt to obtain such a license, which license shall extend to the benefit of ABBOTT at the same terms and conditions if so requested by ABBOTT.
In the event ODS decides not to seek such a license or is unsuccessful in obtaining such a license, only then shall ABBOTT be entitled to attempt to seek such a license for itself and, if ODS so requests, for the benefit of ODS at the same terms and conditions. ODS or ABBOTT shall, if requested by the other party, use all reasonable efforts to obtain such rights for the other parties. In no event shall any party obtain rights for the other parties under terms and conditions different from those terms obtained for itself unless expressly agreed to by the parties.

                                    III. PAYMENTS

     3.1 The Purchase Price for each Unit of Product shall be calculated in accordance with the following paragraphs.

     3.2

     (a) Except as set forth in this Agreement and except as modified by Articles V and VI of this Agreement, the Purchase Price, with respect to all Primary Products Shipped during each Calendar Quarter, shall be as follows:

          (i) U.S. * for each of the first * million Units of Product of all Primary Products Shipped per Calendar Year;

          (ii) U.S. * for each of the next * million Units of Product of all Primary Products Shipped per Calendar Year; and

          (iii) U.S. * for each Unit of Product in excess of the first * million Units of Product of all Primary Products Shipped per Calendar Year.


     3.3 Except as set forth in Paragraph 3.5, if the Primary Product is Patent Protected by a Patent Right and is also Patent Protected by an ABBOTT Patent Right, the Purchase Price shall continue to be calculated pursuant to Paragraph 3.2 of this Agreement.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     3.4 Except as set forth in Paragraph 3.5, the Purchase Price for a Primary Product that is Patent Protected by a Patent Right and is also Patent Protected by a Third Party Patent Right shall be the higher of either (i) the Purchase Price calculated pursuant to Paragraph 3.2, or (ii) any payment due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right. ABBOTT shall pay the Purchase Price determined according to this Paragraph 3.4 to ODS and ODS shall make any payments required under the agreement licensing such Third Party Patent Right.

     3.5 The Purchase Price for a Primary Product that is Patent Protected by a Patent Right, an ABBOTT Patent Right and a Third Party Patent Right shall be the higher of either (i) the Purchase Price calculated pursuant to Paragraph 3.2, or (ii) any payment due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right. ABBOTT shall pay the Purchase Price determined according to this Paragraph 3.5 to ODS and ODS shall make any payments required under the agreement licensing such Third Party Patent Right.

     3.6 Except as set forth in Paragraph 3.8, if the Primary Product is not Patent Protected by a Patent Right and is Patent Protected by an ABBOTT Patent Right, the Purchase Price shall continue to be calculated pursuant to Paragraph 3.2 of this Agreement except that ABBOTT shall be entitled to deduct therefrom any payments, with respect to the Shipment of the Unit of Product, that ABBOTT shall be required to make to any Abbott Collaborator under an agreement licensing such ABBOTT Patent Right up to the full amount of the Purchase Price for such Primary Product.

     3.7 Except as set forth in Paragraph 3.8, the Purchase Price for a Primary Product that is not Patent Protected by a Patent Right and is Patent Protected by a Third Party Patent Right shall be the higher of either (i) the Purchase Price calculated pursuant to Paragraph 3.2, or (ii) any payment due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right. ABBOTT shall pay the Purchase Price determined according to this Paragraph 3.7 to ODS and ODS shall make any payments required under the agreement licensing such Third Party Patent Right.

     3.8 The Purchase Price for a Primary Product that is not Patent Protected by a Patent Right and is Patent Protected by an ABBOTT Patent Right and a Third Party Patent Right shall be the higher of either (i) the Purchase Price calculated pursuant to Paragraph 3.2, or (ii) the sum of any payment due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right and any payment, with respect to the Shipment of the Unit of Product, that ABBOTT shall be required to make to an Abbott Collaborator under an agreement licensing such ABBOTT Patent Right; provided, however that ABBOTT shall be entitled to deduct from such Purchase Price determined according to (i) or (ii) above any payments, with respect to the Shipment of the Unit of Product, that ABBOTT shall be required to make to any Abbott Collaborator under an agreement licensing such ABBOTT Patent Right. ABBOTT shall pay the Purchase Price determined according to this Paragraph 3.8 to ODS and ODS shall make any payment required under the agreement licensing such Third Party Patent Right.

     3.9 Except as set forth in this Agreement and except as modified by Articles V and VI of this Agreement, the Purchase Price, with respect to each Screening Products Shipped to a given Territory during each Calendar Quarter, shall be negotiated by the parties in good faith but in any event shall not be less than U.S. * or more than U.S. * per Unit of Product. In the event that the parties are unable to agree upon a mutually acceptable Purchase Price, the Purchase Price for such Screening Product shall be U.S. * The Purchase Price for Screening Products under this Paragraph 3.9 is not subject to the provisions of Article XVIII.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     3.10 Except as set forth in Paragraph 3.12, if the Screening Product is Patent Protected by a Patent Right and is also Patent Protected by an ABBOTT Patent Right, the Purchase Price shall be as follows:

          (i) U.S. * for each of the first * million Units of Product of all Screening Products Patent Protected by both a Patent Right and an ABBOTT Patent Right and Shipped per Calendar Year;

          (ii) U.S. * for each of the next * million Units of Product of all Screening Products Patent Protected by both a Patent Right and an ABBOTT Patent Right and Shipped per Calendar Year; and

          (iii) U.S.  *  for each Unit of Product in excess of the first
                * million Units of Product of all Screening Products Patent Protected by both a Patent Right and an ABBOTT Patent Right and Shipped per Calendar Year.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     3.11 Except as set forth in Paragraph 3.12, the Purchase Price for a Screening Product that is Patent Protected by a Patent Right and is also Patent Protected by a Third Party Patent Right shall be the higher of either (i) the Purchase Price calculated pursuant to Paragraph 3.9, or (ii) any payment due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right. ABBOTT shall pay the Purchase Price determined according to this Paragraph 3.11 to ODS and ODS shall make any payments required under the agreement licensing such Third Party Patent Right.

     3.12 The Purchase Price for a Screening Product that is Patent Protected by a Patent Right, an ABBOTT Patent Right and a Third Party Patent Right shall be the higher of either (i) the Purchase Price calculated pursuant to Paragraph 3.10, or (ii) any payment due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right. ABBOTT shall pay the Purchase Price determined according to this Paragraph 3.12 to ODS and ODS shall make any payments required under the agreement licensing such Third Party Patent Right.

     3.13 Except as set forth in Paragraph 3.15, if the Screening Product is not Patent Protected by a Patent Right and is Patent Protected by an ABBOTT Patent Right, the Purchase Price shall be determined as follows:

     (a) U.S. * per Unit of Product Shipped during the first five (5) years from the date of this Agreement; and

     (b) U.S. * for each Unit of Product Shipped during the remaining term of this Agreement.

     3.14 Except as set forth in Paragraph 3.15, if the Screening Product is not Patent Protected by a Patent Right and is Patent Protected by a Third Party Patent Right, ABBOTT shall be responsible for all payments due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right by virtue of ABBOTT's exercising its rights under such agreement. The Purchase Price for such Screening Product shall be U.S. *

     3.15 If the Screening Product is not Patent Protected by a Patent Right and is Patent Protected by an ABBOTT Patent Right and a Third Party Patent Right, ABBOTT shall be responsible for all payments due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right by virtue of ABBOTT's exercising its rights under such agreement. The Purchase Price for such Screening Product shall be U.S. *


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     3.16 Except as set forth in this Agreement and except as modified by Articles V and VI of this Agreement, the Purchase Price, with respect to Diagnostic Products Shipped in a given Territory during each Calendar Quarter, shall be negotiated by the parties in good faith but in any event shall not be less than U.S. * or more than U.S. * per Unit of Product. In the event the parties are unable to agree upon a mutually acceptable Purchase Price, the Purchase Price for such Diagnostic Product shall be U.S. * The Purchase Price for Diagnostic Products under this Paragraph 3.16 is not subject to the provisions of Article XVIII.

     3.17 Except as set forth in Paragraph 3.19, if the Diagnostic Product is Patent Protected by a Patent Right and is also Patent Protected by an ABBOTT Patent Right, the Purchase Price shall be U.S. * per Unit of Product.

     3.18 Except as set forth in Paragraph 3.19, the Purchase Price for a Diagnostic Product that is Patent Protected by a Patent Right and is also Patent Protected by a Third Party Patent Right shall be the higher of either (i) the Purchase Price calculated pursuant to Paragraph 3.16, or (ii) any payment due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right. ABBOTT shall pay the Purchase Price determined according to


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

this Paragraph 3.18 to ODS and ODS shall make any payments required under the agreement licensing such Third Party Patent Right.

     3.19 The Purchase Price for a Diagnostic Product that is Patent
Protected by a Patent Right, an ABBOTT Patent Right and a Third Party Patent Right shall be the higher of either (i) the Purchase Price calculated Pursuant to Paragraph 3.17, or (ii) any payment due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right. ABBOTT shall pay the Purchase Price determined according to this Paragraph 3.19 to ODS and ODS shall make any payments required under the agreement licensing such Third Party Patent Right.

     3.20 Except as set forth in Paragraph 3.22, if the Diagnostic Product is not Patent Protected by a Patent Right and is Patent Protected by an ABBOTT Patent Right, the Purchase Price shall be determined as follows:

     (i) U.S. * per Unit of Product Shipped during the first five (5) years after the date of this Agreement; and

     (ii) U.S. * per Unit of Product Shipped during the remaining term of this Agreement.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     3.21 Except as set forth in Paragraph 3.22, if the Diagnostic Product is not Patent Protected by a Patent Right and is Patent Protected by a Third Party Patent Right, ABBOTT shall be solely responsible for all payments due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right by virtue of ABBOTT's exercising its rights under such agreement. The Purchase Price for such Diagnostic Product shall be U.S. *

     3.22 If the Diagnostic Product is not Patent Protected by a Patent
Right and is Patent Protected by an ABBOTT Patent Right and a Third Party Patent Right, ABBOTT shall be solely responsible for all payments due under an agreement, entered into pursuant to Paragraph 2.9 above, licensing such Third Party Patent Right by virtue of ABBOTT's exercising its rights under such agreement. The Purchase Price for such Diagnostic Product shall be U.S. *

     3.23 With respect to Territory VII, the Purchase Price for each Product Shipped therein shall be calculated according to Paragraphs 3.2-3.22, with the proviso that for the purposes of determining whether a Product is Patent Protected by a Patent Right, an Abbott Patent Right or a Third Party Patent Right, the Product will be deemed to have been made, used or sold in Territory I.

     3.24 The Purchase Price for a Combination Product shall be calculated according to Paragraphs 3.2-3.22 and ABBOTT shall pay ODS for Raw Materials included in the Combination Product according to Paragraph 3.35.

     3.25

     (a) At the end of each Calendar Quarter, ABBOTT shall prepare a reconciliation of the material balance for each Raw Material as follows:

      A                B                   C                   D                   E                  F
Prior Quarters   + Raw Material    =   Raw Material**  +   Raw Material**   +  Raw Material** +    Raw Material
balance forward    delivered to        incorporated        in inventory        otherwise           obtained
of Raw Material    ABBOTT              into Product        a) Raw Material     used include-       pursuant to
in inventory as                        Shipped                in stock         ing at least        Paragraph
set forth in                                               b) Products in      research &          3.35 for
Column D in the                                               process          development,        Combination
material balance                                           c) finished         quality             Products
from the previous                                          Products            assurance
Calendar Quarter                                           [(a),(b)&(c)        and quality
                                                           to be indivi-       control,
                                                           dually              yield loss,
                                                           identified          and wastage
                                                           and listed.]



*  All amounts of Raw Materials shall be stated in nanograms.
** Other than Raw Material obtained pursuant to Paragraph 3.35 for Combination Products

     (b)  At the end of each Calendar Quarter ABBOTT shall pay to ODS:

          (i) the Purchase Price for each Unit of Product Shipped by ABBOTT during such Calendar Quarter, modified if necessary by Paragraph 3.34, 5.4 or 6.1; plus

          (ii) * of CHIRON's or ODS's Manufacturing Cost for all Raw Material in Column E of Paragraph 3.25(a) above; plus

          (iii) * of CHIRON's or ODS's Manufacturing Cost for the aggregate amount of C100-3 supplied by ODS or CHIRON that is utilized by ABBOTT to manufacture Product during such Calendar Quarter in excess of * * per Unit of Product; plus

          (iv) * of CHIRON's or ODS's Manufacturing Cost for the aggegate amount of each Raw Material other than C100-3 supplied by CHIRON or ODS that is utilized by ABBOTT to manufacture Product during such Calendar Quarter in excess of the lower of (a) the greater of *


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

                                         -45-
                * per Unit of Product or ODS's Product Requirement, if any, for a Product utilizing such Raw Material or (b) ABBOTT's Product Requirement for the Product utilizing such Raw Material; plus

          (v)   any incremental increase according to Paragraph 3.30; plus

          (vi) * of CHIRON's or ODS's Manufacturing Cost for all Raw Material included in Combination Products for which a payment is due according to Paragraph 3.35.


From such payment, ABBOTT shall be entitled to deduct a credit for:

          (i) any payments made by ABBOTT to CHIRON or ODS pursuant to Paragraph 3.27 during such Calendar Quarter; plus

          (ii)  any incremental reduction according to Paragraphs 3.30,
                3.32 and 3.33; plus

          (iii) yield loss calculated as follows:


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

Yield Loss Credit  =  (  *  x total nanograms       x     (  *  of CHIRON's
                              of each Raw                 or ODS's Manufac-
                              Material supplied           turing Cost for
                              to ABBOTT by CHIRON         such Raw Material)
                              or ODS during such
                              Calendar Quarter)

     3.26 All payments to be made to ODS by ABBOTT under this Agreement shall be made in United States Dollars within sixty (60) days after the end of each Calendar Quarter.

     3.27 Within thirty (30) days after delivery of Raw Material to ABBOTT by CHIRON, ABBOTT shall advance to CHIRON * (U.S. * ) per milligram or, upon CHIRON's written notice to ABBOTT, CHIRON's Manufacturing Cost plus * percent (* %), for Raw Material so delivered. All monies paid pursuant to this Paragraph 3.27 shall be creditable against all payments due ODS hereunder.

     3.28 ABBOTT shall keep accurate books and records of sales and Shipments of Products and of all payments due ODS and/or CHIRON hereunder. After the first Unit of Product is Shipped, ABBOTT shall deliver to ODS in accordance with Article XVI written reports of sales and Shipments of Products categorized according to Paragraphs 3.2-3.22 during the preceding Calendar Quarter on or before the 60th day following the end of each Calendar Quarter. Such report shall include all information required to calculate all monies due, including but not limited

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

to for each Territory, by individual Product: Purchase Price due, Units Shipped, Units Shipped excluded from Purchase Price, adjustments to Units Shipped (returns, etc.), credit for payments made under Paragraph 3.27, and a total material balance for all Raw Materials received, by Raw Material according to
Section 3.25(a). Such report shall be accompanied by payment of all monies due hereunder.

     3.29

     (a) With respect to a Raw Material, each Receiving Party shall have the right, at its own expense, during each Calendar Quarter when Manufacturing Costs are charged by the Manufacturing Party and for three (3) years thereafter, to have an independent public accountant, to whom the Manufacturing Party has no reasonable objection, examine the relevant books and records of account of the Manufacturing Party upon reasonable notice during reasonable business hours and not more than once per Calendar Year, to confirm that appropriate Manufacturing Costs have been charged by the Manufacturing Party. Such independent public accountant shall report to the Receiving Party only upon the correctness of the calculations with respect to the Manufacturing Party's books and records and shall not disclose the details of the records examined. The Receiving Party shall provide a copy of such report to the Manufacturing Party.

     (b) ODS and CHIRON shall have the right, at their own expense, for each Calendar Quarter during which Purchase Price payments are due to ODS and for three (3) years thereafter, to have an independent public accountant, to whom ABBOTT has no reasonable objection, examine the relevant books and records of account of ABBOTT upon reasonable notice during reasonable business hours and not more than once during each Calendar Year, to confirm that appropriate Purchase Price payments have been made by ABBOTT hereunder or to confirm any other representation made by ABBOTT which is pertinent to the rights of ODS or CHIRON hereunder. Such independent public accountant shall report to ODS or CHIRON or both, as the case may be, only upon the correctness of the calculations with respect to ABBOTT's books and records and shall not disclose the details of the records examined. ODS or CHIRON shall provide a copy of such report to ABBOTT.

     (c) With respect to each Calendar Quarter and for three (3) years thereafter, ABBOTT shall have the right, at its own expense, to have an independent public accountant, to which neither ODS nor CHIRON has a reasonable objection, examine the relevant books and records of account of ODS and/or CHIRON upon reasonable notice during reasonable business hours and not more than once during each Calendar Year, to confirm any representation made by ODS and/or CHIRON which is pertinent to the rights of ABBOTT hereunder. Such independent public accountant shall report to ABBOTT only upon the correctness of the calculations with respect to ODS' and CHIRON's books and shall not disclose the details of the records examined. ABBOTT shall provide a copy of such report to ODS and CHIRON.

     3.30

     (a) CHIRON shall within sixty (60) days following the fourth anniversary date of this Agreement, notify ABBOTT in writing of the Base Cost. Within sixty (60) days following the fourth annual anniversary date of this Agreement and every succeeding anniversary date thereafter, each Manufacturing Party shall notify the other parties in writing of the Current Cost for each Raw Material manufactured by such Manufacturing Party.

     (b) If at any time ODS or CHIRON is the Manufacturing Party for a given Raw Material and the Current Cost for such Raw Material exceeds the Base Cost by at least * , ABBOTT shall pay to ODS, in addition to the Calendar Quarter payments due in accordance with Paragraph 3.28, (i) an increment for the Purchase Price Material of each Product containing such Raw Material equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product
          further multiplied by   *  the difference between the Current Cost
          and the Base Cost, plus (ii) a further increment for the Purchase Price Material of such Product equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product further multiplied by the amount, if any, by which the sum of the Base Cost plus * the difference between the Current Cost and the Base Cost exceeds *
          * of the Net Purchase Price for such Product.


     (c) If at any time ODS or CHIRON is the Manufacturing Party for a given Raw Material and the Current Cost for such Raw Material is less than the Base Cost by at least * , ABBOTT's Calendar Quarter


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     payment due in accordance with Paragraph 3.28 shall be reduced by an increment for the Purchase Price Material of each Product containing such Raw Material equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product further multiplied by * the difference between the Base Cost and the Current Cost.

     (d) (i) If at any time a party (the "Challenger") who is not the Manufacturing Party for a given Raw Material wishes to manufacture such Raw Material and the Challenge Cost for such
               Raw Material is less than the Current Cost by at least   *  ,
               the Challenger shall have the right to challenge the Current Cost by notifying the Manufacturing Party of such Raw Material in writing of the Challenge Cost within ninety (90) days after notification by the Manufacturing Party of the Current Cost; provided, however, that no cost challenge with respect to a given Raw Material may occur until after the expiration of two
               (2) years from the last cost challenge with respect to such Raw Material. The Manufacturing Party may then


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

               elect, by written notice within thirty (30) days after such notification of the Challenge Cost, either to continue to supply such Raw Material or to permit the Challenger to manufacture such Raw Material. If the Manufacturing Party elects to discontinue manufacturing, the Challenger shall become the Manufacturing Party for such Raw Material upon the later of six (6) months after such election or upon the date the Challenger receives an establishment license, if required, from the FDA. If the Manufacturing Party elects to continue manufacturing, the Manufacturing Party shall pay the Challenger's Manufacturing Cost for the production runs that were agreed upon by the parties to determine the Challenge
               Cost. In the event of a bona fide cost challenge made in accordance with this Paragraph 3.30(d)(i), the Calendar
               Quarter payments due in accordance with Paragraph 3.28 shall be adjusted as follows:

               (A) If ODS or CHIRON elects to continue manufacturing such Raw Material after a cost challenge by ABBOTT or becomes the

                    Manufacturing Party for such Raw Material as the result of a cost challenge and the Challenge Cost is greater than the Base Cost, ABBOTT shall pay to ODS, in addition to the Calendar Quarter payments due in accordance with Paragraph 3.28, (i) an increment for the Purchase Price Material of each Product containing such Raw Material equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product further multiplied by * the difference between the Challenge Cost and the Base Cost, plus (ii) a further increment for the Purchase Price Material of such Product equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product further multiplied by the amount, if any, by which the sum of the Base Cost plus * the difference between the Challenge Cost and the Base Cost exceeds * of the Net Purchase Price for such Product.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

               (B) If ODS or CHIRON elects to continue manufacturing such Raw Material after a cost challenge by ABBOTT or becomes the Manufacturing Party for such Raw Material as the result of a cost challenge and the Challenge Cost is less than or equal to the Base Cost, ABBOTT's Calendar Quarter payment due in accordance with Paragraph 3.28 shall be reduced by an increment for the Purchase Price Material of each Product containing such Raw Material equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product further multiplied by * the difference between the Base Cost and the Challenge Cost.

               (C) If ABBOTT elects to continue manufacturing such Raw Material after a cost challenge by ODS or CHIRON or becomes the Manufacturing Party for such Raw Material as the result of a cost challenge and the Challenge Cost is greater than the Base Cost, ABBOTT's Calendar Quarter payment due in accordance


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

                    with Paragraph 3.28 shall be reduced by an increment for the Purchase Price Material of each Product containing such Raw Material equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product further multiplied by the sum of the Base Cost and * the difference between the Challenge Cost and the Base Cost.

               (D) If ABBOTT elects to continue manufacturing such Raw Material after a cost challenge by ODS or CHIRON or becomes the Manufacturing Party for such Raw Material as the result of a cost challenge and the Challenge Cost is less than or equal to the Base Cost, ABBOTT's Calendar Quarter payment due in accordance with Paragraph 3.28 shall be reduced by an increment for the Purchase Price Material of each Product containing such Raw Material equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product further


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

               multiplied by the sum of the Challenge Cost and * the difference between the Base Cost and the Challenge Cost.

     (e) In the event ABBOTT is required to pay an additional increment pursuant to subparagraph (ii) of Paragraphs 3.30(b) or (d)(i)(A), or in the event an incremental reduction under Paragraphs 3.30(c) or
          (d)(i)(B) is limited to * ) of the Net Purchase Price under Paragraph 3.36 below, ABBOTT shall have the right, upon notice to the Manufacturing Party, to begin manufacturing the Raw Material contained in the Product for which such additional sum is payable. If Abbott elects to begin manufacturing pursuant to this subparagraph (e), ABBOTT's Calendar Quarter payment due in respect of such Product in accordance with Paragraph 3.28 shall be reduced by an increment equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by * the aggregate Net Purchase Price for such Product.


     3.31 In the event that ABBOTT becomes the Manufacturing Party as the result of a cost challenge, ABBOTT shall be obligated to supply ODS and its Affiliates with their


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

requirements of Raw Materials at ABBOTT's Manufacturing Costs plus * the excess, if any, of the Current Cost at the time of the cost challenge over ABBOTT's Manufacturing Costs.

     3.32 In the event that the Base Cost has not been established and ABBOTT is the Manufacturing Party, ABBOTT's Calendar Quarter payment due in accordance with Paragraph 3.28 shall be reduced by an increment equal to the number of Units of Product containing such Raw Material Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product further multiplied by ABBOTT's Manufacturing Cost.

     3.33 If the Base Cost is established and ABBOTT becomes the Manufacturing Party other than pursuant to Paragraph 3.30 or 3.35, ABBOTT's Calendar Quarter payments due in accordance with Paragraph 3.28 shall be reduced as follows: (a) if ABBOTT's Manufacturing Costs are greater than the Base Cost, ABBOTT's Calendar Quarter payment due in accordance with Paragraph 3.28 shall be reduced by an increment for the Purchase Price Material of each Product equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product further multiplied by the sum of the Base Cost plus * the difference between ABBOTT's Manufacturing Costs and the Base Cost; and (b) if ABBOTT's Manufacturing Costs are less


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

than the Base Cost, ABBOTT's Calendar Quarter payment due in accordance with Paragraph 3.28 shall be reduced by an increment for the Purchase Price Material of each Product equal to the number of Units of such Product Shipped in such Calendar Quarter multiplied by the Purchase Price Material of such Product further multiplied by the sum of ABBOTT's Manufacturing Costs plus * the difference between the Base Cost and ABBOTT's Manufacturing Costs.

     3.34 In the event that CHIRON or ODS supplies ABBOTT with a Raw Material which ABBOTT utilizes in manufacturing a Product and the Net Purchase Price is less than CHIRON's or ODS's Manufacturing Costs of the Raw Material, the Purchase Price shall be increased by the difference between * * of CHIRON's or ODS's Manufacturing Costs of the Raw Material and the Net Purchase Price. Such increased Purchase Price shall not be subject to any reduction pursuant to Article VI or any offset pursuant to Article V.

     3.35 With respect to Combination Products, in addition to the Purchase Price determined according to Paragraphs 3.2-3.22 above, ABBOTT shall pay to ODS
* of CHIRON's Manufacturing Costs for each Raw Material utilized in the manufacture of or contained in the Combination Product except for one (1) such Raw Material. Such one (1) Raw Material shall be determined by the following criteria:


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     (a)  the Raw Material first utilized in a Product Shipped; or

     (b) if such one (1) Raw Material cannot be determined, then the Raw Material for which CHIRON's Manufacturing Costs is lowest.

In any event however, if ABBOTT's Manufacturing Costs are less than CHIRON's Manufacturing Costs with respect to any Raw Material other than the one (1) Raw Material, ABBOTT shall have the option of manufacturing such other Raw Material
and ABBOTT shall offer to provide ODS with such Raw Material at  *   of ABBOTT's
Manufacturing Costs.

     3.36 Notwithstanding any provision to the contrary contained herein, in no event shall the amount of any increment for Purchase Price Material pursuant to Paragraphs 3.30(c), (d)(i)(B), (d)(i)(C), (d)(i)(D), (e), 3.32, or 3.33 reduce the amount of money payable to ODS for Shipped Units of Product containing such Purchase Price Material, as a component of ABBOTT's Calendar Quarter payment due in accordance with Paragraph 3.28, to less than * of the aggregate Net Purchase Price for such Units of Product.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

                            IV. SUPPLY OF RAW MATERIALS

4.1

     (a) During the term of this Agreement and in consideration for the payment by ABBOTT of the total monies due as determined in accordance with the provisions hereinafter, CHIRON agrees to supply ABBOTT with such quantities of Antigen and Antibody as ABBOTT requires, subject to the provisions of this Article IV, for the development and manufacture of Product, and subject to the terms of Article III and this Article IV and during the term of this Agreement, ABBOTT agrees to obtain solely from CHIRON all Antigen and Antibody required by ABBOTT and its Affiliates, directly or indirectly, for the manufacture of Product.

     (b) Paragraph 4.1(a) notwithstanding, nothing herein shall preclude ABBOTT from making Antigens or Antibodies in the European Economic Community for manufacturing Products for resale in the European Economic Community after * from the effective date of this Agreement.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     (c) It is the general intent of the parties hereto that CHIRON in the first instance shall be the Manufacturing Party of Raw Materials and that CHIRON shall, pursuant to the provisions set forth hereunder, use reasonable efforts to supply ABBOTT with its forecasted requirements and firm purchase orders for such Raw Materials. As the Manufacturing Party of a Raw Material, CHIRON shall be obliged to maintain a Safety Stock Inventory of such Raw Material. In the event that CHIRON does not agree to supply a Raw Material, ABBOTT may manufacture the Raw Material for itself; provided, however, that ABBOTT shall have a concomitant obligation to supply the same Raw Material to ODS if ODS so desires.

     4.2 For each Raw Material, CHIRON shall propose in writing reasonable Release Specifications. Upon proposing such Release Specifications, CHIRON shall be obligated to meet each Receiving Party's requirements of such Raw Material subject to the provisions of this Article IV. Release Specifications for CHIRON's Antigen designated C100-3 are listed on Exhibit 4.2 attached hereto and incorporated herein.

     4.3


     (a) With respect to the Release Specifications of each Raw Material which ODS is able to demonstrate can be used to manufacture Product, ABBOTT may propose modified Release Specifications for such Raw Material, in which case CHIRON may either: i) at ABBOTT's expense, alter its manufacturing processes to produce the Raw Material meeting the proposed, modified Release Specifications; or ii) allow ABBOTT to manufacture the Raw Material according to such proposed, modified Release Specifications.

     (b) With respect to the Release Specifications of each Raw Material which ODS is not able to demonstrate can be used to manufacture Product, ABBOTT may propose modified Release Specifications for such Raw Material, provided ABBOTT certifies that such Raw Material manufactured according to such proposed, modified Release Specifications can be used to manufacture Product, in which case CHIRON may either: i) alter its manufacturing processes to produce the Raw Material meeting the proposed, modified Release Specifications; or
          ii) allow ABBOTT to manufacture the Raw Material according to such proposed, modified Release Specifications.

     (c) Once ABBOTT commences manufacturing a Raw Material, ODS shall have the option of having ODS's requirements of the same Raw Material supplied to it by ABBOTT meeting the same proposed, modified Release Specifications and under supply, and delivery terms comparable to the terms of this Article IV and terms comparable to Articles IX and XIII below. ODS shall pay ABBOTT a supply price for any Raw Material supplied by ABBOTT hereunder equal to ** of ABBOTT's Manufacturing Costs for the amounts of Raw Material so supplied.

     4.4 After delivery of a Raw Material by CHIRON, ABBOTT and CHIRON shall negotiate in good faith and agree upon and establish in writing reasonable Acceptance Criteria for the Raw Material based on actual testing of delivered Raw Material. Until Acceptance Criteria are agreed upon, the Release Specification shall be the Acceptance Criteria for the Raw Material.

     4.5 Effective April 1, 1990 for CHIRON's Antigen designated C100-3, and effective as of the date of first commercial sale of Product containing a Raw Material other than C100-3, CHIRON warrants that, with respect to C100-3 and such other Raw Materials for which it is the Manufacturing Party, it



* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

will use reasonable efforts to maintain a Safety Stock Inventory which shall contain at least ABBOTT's ordered and forecasted requirements for the following
* of each Raw Material being provided by CHIRON to ABBOTT hereunder. ODS and ABBOTT each separately warrant that, with respect to a Raw Material for which it is the Manufacturing Party, it will use reasonable efforts to maintain a Safety Stock Inventory which shall contain at least the Receiving Party's ordered and forecasted requirements for the following * of each Raw Material being provided by ODS or ABBOTT as a Manufacturing Party hereunder.

     4.6 Except as otherwise provided hereunder the parties shall, before Shipping a Unit of Product, agree upon in writing the Product Requirement of the Product. Such Product Requirement shall be initially estimated by the parties and thereafter revised, if necessary, to reflect actual manufacturing experience of the Product.

     4.7  By September 1, 1989 ABBOTT shall provide ODS and CHIRON with:

     (a) firm purchase orders for ABBOTT's requirements for each Raw Material to be delivered in September, October and November 1989; and



* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     (b) a forecast of ABBOTT requirements for each Raw Material to be delivered in each of the next succeeding * .

On or before October 2, 1989, and the first work day of each month thereafter, ABBOTT shall update its forecast by providing ODS and CHIRON with the following:

     (c) an additional firm purchase order for the next month succeeding the last month covered by a firm purchase order; provided, however, that such additional purchase order for such month may not vary by plus or minus ten percent (10%) from the amount forecasted for such month in the last forecast; and

     (d) a forecast of ABBOTT requirements for each Raw Material in each of the next succeeding * * ; provided, however, that the forecast for the first month shall not vary by plus or minus twenty percent (20%) from the amount forecasted for that month in the last forecast and the forecast for the second month shall not vary by plus or minus twenty-five percent (25%) from the amount forecasted for that month in the last forecast.


* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

CHIRON shall deliver to ABBOTT, from Safety Stock Inventory on a first in/first out basis, all amounts of Raw Materials ordered by ABBOTT. ABBOTT may from time to time, place an order for Raw Materials that is greater than that permitted by the forecasting and firm purchase order limits set forth above. In such event, CHIRON shall use its reasonable efforts to fulfill such orders but shall not be so obligated and neither the failure to fill such orders nor any reduction in Safety Stock Inventory caused by filling such orders shall constitute a Delivery Default under Paragraph 4.9 on behalf of CHIRON.

     4.8

     (a) CHIRON shall deliver to ABBOTT upon release of any lot of Raw Material to Safety Stock Inventory, a certificate of analysis stating the results of its Release Specification testing. The certificate of analysis shall be signed by a responsible person duly-authorized to certify the quality of the Raw Material.

     (b) CHIRON shall provide to ABBOTT, with delivery of ordered Raw Materials, a representative sample of each lot of Raw Material included within the delivery.

          Upon ABBOTT's receipt of delivery of any Raw Material and the representative sample(s), ABBOTT will perform the agreed upon Acceptance Criteria tests to determine acceptability of each Raw Material lot.

     (c) ABBOTT may reject any Raw Material which fails to meet the agreed upon Acceptance Criteria ("Rejected Raw Material") and shall, within forty-five (45) days after its receipt of any shipment of Rejected Raw Material, notify CHIRON in writing of any claim relating to any shortage in quantity of the shipment of Raw Material or any specific alleged non-conformity with Acceptance Criteria. In the event of such notice of rejection or shortage, CHIRON shall, if it concurs, replace the Rejected Raw Material or make up the shortage within forty-five
          (45) days of receiving such notice, at no cost to ABBOTT, and shall make arrangements with ABBOTT for the return, destruction or other disposal of any Rejected Raw Material, any charges therefore to be paid by CHIRON. If CHIRON disagrees with ABBOTT's determination of the alleged non-conformity, then an independent laboratory, mutually agreed upon by the parties, shall analyze for Acceptance Criteria a sample to be furnished by CHIRON of the identical lot(s) of allegedly non-conforming

          Raw Material delivered to ABBOTT, and both parties shall be bound by such laboratory's results of such analysis. The losing party shall pay the costs incurred by the laboratory and all other reasonable out-of-pocket costs incurred by the other party by reason of such allegation or actual nonconformance (but not any consequential damages or lost profits). If CHIRON shall not have an identical batch for analysis, then ABBOTT shall provide a sample from the shipment for testing.

     (d) If the independent laboratory confirms the delivery's non-conformance, CHIRON shall replace, at its expense, the Rejected Raw Material with conforming Raw Material within forty-five (45) days of its receipt of the report of the independent laboratory confirming the non-conformity.

     (e) Replacement of the Rejected Raw Material by CHIRON pursuant to this Paragraph 4.8 shall represent the sole remedy of ABBOTT against CHIRON, ODS and their Affiliates for failure to deliver conforming goods except that failure to so replace non-conforming goods shall entitle ABBOTT to the alternate manufacturing provisions of Paragraph 4.9.

     4.9

     (a) Subject to the terms of this Article and notwithstanding Article XII hereof, if at any time the amount of a Raw Material in the Safety Stock Inventory is less than ABBOTT's ordered and forecasted requirements of such Raw Material for the following three (3) months (an "Inventory Shortfall"), CHIRON shall promptly give ABBOTT written notice of such Inventory Shortfall, in which case ODS shall have the right to manufacture, or have manufactured, such Raw Material if CHIRON does not within forty-five (45) days of such notice return the Safety Stock Inventory to an amount equal to ABBOTT's ordered and forecasted requirements of such Raw Material for the following three
          (3) months. ODS shall notify ABBOTT within such forty-five (45) day period of ODS's intention to manufacture or have manufactured such Raw Material. If under this Paragraph 4.9 ODS becomes the Manufacturing Party for any Raw Material, ODS shall have the right to manufacture, or have manufactured, the Raw Material for the longer of six (6) months or three (3) months after CHIRON notifies ODS that CHIRON has accumulated a Safety Stock Inventory of the Raw Material equal to ABBOTT's ordered and forecasted requirements of such Raw Material for the following three (3) months. If ODS elects not to manufacture or have manufactured the Raw Material, or if within six (6) months of CHIRON's notice of Inventory Shortfall CHIRON and ODS fail to accumulate among both parties a Safety Stock Inventory of the Raw Material equal to ABBOTT's forecasted requirements of such Raw Material for the following three
          (3) months, ABBOTT shall have the right to manufacture the Raw Material for the longer of six (6) months or until three (3) months after CHIRON and ODS notify ABBOTT that they have accumulated among both parties a Safety Stock Inventory of the Raw Material equal to ABBOTT's ordered and forecasted requirements of such Raw Material for the following three (3) months. If the Manufacturing Party is ABBOTT, CHIRON shall have the right to manufacture the Raw Material if ABBOTT does not within forty-five (45) days of such notice return the Safety Stock Inventory to an amount equal to ODS's forecasted requirements of such Raw Material for the following three (3) months. CHIRON shall notify ODS within such forty-five (45) day period of CHIRON's intention to manufacture or have manufactured such Raw Material. If under this Paragraph 4.9 CHIRON becomes the Manufacturing Party for any Raw Material, CHIRON shall have the right to manufacture the Raw Material for the longer of six (6) months or three (3) months after ABBOTT notifies CHIRON that ABBOTT has accumulated a Safety Stock Inventory of the Raw Material equal to ODS's forecasted ordered and requirements of such Raw Material for the following three (3) months. If CHIRON elects not to manufacture or have manufactured the Raw Material, or if within six
          (6) months of ABBOTT's notice of Inventory Shortfall ABBOTT and CHIRON fail to accumulate among both parties a Safety Stock Inventory of the Raw Material equal to ODS's ordered and forecasted requirements of such Raw Material for the following three (3) months, ODS shall have the right to manufacture the Raw Material for the longer of six (6) months or three (3) months after CHIRON and ABBOTT notify ODS that CHIRON and ABBOTT have accumulated among both parties a Safety Stock Inventory of the Raw Material equal to ODS's ordered and forecasted requirements of such Raw Material for the following three (3) months.

     (b) In the event of a Inventory Shortfall with respect to a Raw Material, all amounts of such Raw Material produced thereafter until the Safety Stock Inventory of such Raw Material contains the Receiving Party's ordered and forecasted amounts of such Raw Material for the following three (3) months, shall be allocated between ABBOTT and ODS in proportion to the total amount of such Raw Material purchased by each party during the Calendar Quarter preceding such Inventory Shortfall.

     4.10 To effectuate the alternate manufacturing provisions of Paragraph
4.9, CHIRON shall promptly upon ODS's request, with respect to any Raw Material for which CHIRON is the Manufacturing Party, provide ODS with all information and materials sufficient to enable ODS to prepare, file and prosecute with the FDA an establishment license application for the Raw Material. In the event ODS becomes the Manufacturing Party with respect to the Raw Material pursuant to Paragraph 4.9 or elects not to become the Manufacturing Party, CHIRON shall provide ABBOTT with all information and materials sufficient to enable ABBOTT to prepare, file and prosecute with the FDA an establishment license application for the Raw Material.

     4.11 To effectuate the alternate manufacturing provisions of Paragraph 4.9, ABBOTT shall promptly upon CHIRON's request, with respect to any Raw Material for which ABBOTT is the

Manufacturing Party, provide CHIRON with all information and materials sufficient to enable CHIRON to prepare, file and prosecute with the FDA an establishment license application for the Raw Material. In the event CHIRON becomes the Manufacturing Party with respect to the Raw Material pursuant to Paragraph 4.9 or elects not to become the Manufacturing Party, ABBOTT shall provide ODS with all information and materials sufficient to enable ODS to prepare, file and prosecute with the FDA an establishment license application for the Raw Material.

     4.12 If either ABBOTT or ODS determine that a Raw Material with which it is being supplied will no longer be utilized in any of its Products and so notifies the Manufacturing Party, then the Manufacturing Party may elect to be relieved of its obligation to supply any Receiving Party with such Raw Material provided that such Manufacturing Party:

     (a) notifies the Receiving Party of its intention to terminate its supply obligations with respect to the Raw Material; and

     (b) provides the Receiving Party with the ability to manufacture the Raw Material, if so requested by the Receiving Party;

provided, however, that the Manufacturing Party will be obligated to supply the Receiving Party with the Raw Material until after the earlier of:

     (c) the Receiving Party's being granted an establishment license by the FDA for the Raw Material; or

     (d) one (1) year from the date the Manufacturing Party notifies the Receiving Party of its intention to terminate its supply obligations with respect to the Raw Material.

     4.13 Within fifteen (15) days following the effective date of this Agreement, CHIRON shall provide ABBOTT with fifty (50) milligrams of CHIRON's Antigen designated C100-3. Thereafter, CHIRON shall provide ABBOTT with at least one hundred (100) milligrams C100-3 per month until September 30, 1989.

     4.14

     (a) With respect to all Raw Materials, the Manufacturing Party warrants that before supplying a Raw Material to a Receiving Party it will place (i) with a mutually agreed upon escrow agent a description of its process of the manufacture of each Raw Material in sufficiently clear and detailed terms that it can be readily followed and carried out by a trained biologist to make said Raw Material and,
          (ii) with a depository, all organisms containing the genetic material necessary to enable such biologist to so make said Raw Material. Furthermore, should the Manufacturing Party alter, modify or change its process for manufacturing said Raw Material, the Manufacturing Party agrees to amend the description in escrow and the material deposited to include such alteration, modification or change. The description held in escrow and the organisms held in a depository pursuant to this Paragraph, shall be available to a party only in the event and to the extent necessary to remedy a Inventory Shortfall pursuant to Paragraph 4.9 or further to Paragraphs 4.10, 4.11 and
          4.12. In such event, the Manufacturing Party shall, upon reasonable request, provide reasonable assistance to such party such as instructing appropriately trained personnel, as may be necessary to enable such party to manufacture said Raw Material. Title to any and all copies or embodiments of the description shall remain in the owner. Title to any and all organisms, progeny of organisms, and genetic material derived from organisms shall remain in the owner. No party shall allow, without prior written approval of the owner, use of the information in the description, the organism or any genetic material derived therefrom for any purpose other than carrying out the limited manufacturing rights granted pursuant to Paragraphs 4.9, 4.10, 4.11 or
          4.12. For example and without limitation, no party shall cause the alteration or mutation of the organism or its progeny, or the cloning or sequencing of any genetic material derived from the organism or its progeny without the prior written approval of the owner. In the event of any unauthorized use of the information in the description, the organism, its progeny or any genetic material derived therefrom, all resulting data, biological material, and/or inventions shall be the property of the owner of the original information, organism or genetic or biological material and shall be promptly and fully delivered to such owner.

     (b) Upon termination by the Manufacturing Party of the limited manufacturing rights granted to a party pursuant to Paragraph 4.9, such party shall immediately cease to use the information supplied by the escrow agent and the organism and shall return such information and all copies or other embodiments thereof to the escrow agent, and shall return the organism, its progeny and any genetic material derived therefrom, to the depository or destroy it, at the owner's option.

     4.15 Raw Material supplied hereunder shall be F.O.B. Manufacturing Party's facility.

     4.16 Title and risk of loss with respect to each Raw Material shall pass to the Receiving Party upon acceptance of delivery at the Manufacturing Party's facility.

     4.17

     (a) Each Manufacturing Party warrants that no Raw Material supplied hereunder will at the time of acceptance of such delivery be adulterated or misbranded within the meaning of the Act, or within the meaning of any applicable federal, state, or local law in which the definitions or adulteration and misbranding are substantially similar to those contained in the Act, as such laws are constituted and effective at the time of delivery, or will be an article which may not, under the provisions of the Act, be introduced into interstate commerce. Each Manufacturing Party also warrants that the facilities to be used in the manufacture of Raw Material shall comply with all applicable federal, state, and local laws and regulations, including good manufacturing practices ("GMP's") as defined under the Act.

     (b) Each party recognizes that ODS's and ABBOTT's use of Raw Material may be for sale as a federal government contractor to the U.S. government. Each party, as a Manufacturing Party and at the Receiving Party's request and expense, agrees to use reasonable efforts to comply with any additional legal and/or regulatory requirements not set forth in subparagraph (a) above that may apply to its provisions of Raw Material to ODS or ABBOTT as a subcontractor in a federal government contract.

Liability under this Paragraph 4.17 shall be limited to replacement of Raw Material and shall not extend to damages incurred by a Receiving Party which are of a consequential or incidental nature except for any third party product liability.

     4.18 Each Receiving Party may once per Calendar Year, upon no less than thirty (30) days written notice and during reasonable business hours, inspect the Manufacturing Party's facilities used in manufacturing Raw Material, the manufacturing procedures (for compliance with GMP's and the Receiving Party's quality assurance requirements only), as well as inventories of Raw Material, work-in-process, production records and such other matters as may be relevant to proper quality assurance of Raw Material to be delivered hereunder.

     4.19 Each Manufacturing Party shall permit authorized representatives of the FDA (or any similar government agency of any other country) to inspect the facilities used in the manufacture of Raw Material, and shall promptly notify the Receiving Party when it has received notice of such inspection. The Manufacturing Party shall advise the Receiving Party of the findings of any such inspection and shall promptly take steps to correct any deficiencies found by the FDA (or like agency of any other country) relating to the manufacture of Raw Material.

                                   V.  COMPETITION

     5.1 It is the intent of the parties that the Purchase Price payable to ODS by ABBOTT be reduced if ABBOTT encounters substantial third party competition with respect to Products. Accordingly, subject to the provisions of this Article V, the Purchase Price may be reduced if the requirements of Paragraphs

5.2 and 5.3 below related to ABBOTT's activities have been met primarily as a result of ABBOTT's marketing efforts directed toward a third party competitor. If, however, either ODS or CHIRON believes that the requirements of Paragraphs
5.2 or 5.3 below related to ABBOTT's activities have been met primarily as a result of ABBOTT's marketing efforts directed toward reducing the Purchase Price rather than toward a third party competitor, the Purchase Price shall not be reduced unless resolved in accordance with the following sentence. Any dispute among the parties over whether any reduction of Purchase Price under this Paragraph 5.1 is appropriate by reason of the second sentence of this Paragraph
5.1 and which the parties fail to resolve themselves may only be resolved by resort to Article XVIII of this Agreement, in which case the neutral shall be charged with determining and reporting one (1) of the following: a) that ABBOTT has met the requirements of Paragraph 5.2 or 5.3 with respect to its activities in an attempt to reduce the Purchase Price and hence is not entitled to an offset from the Purchase Price under this Article V; or b) that ABBOTT has met the requirements of Paragraph 5.2 or 5.3 with respect to its activities as a response to third party competition and hence is entitled to an offset from the Purchase Price under this Article V.

     5.2 During each Calendar Quarter after the * anniversary of the effective date of this Agreement, ABBOTT shall be entitled to an offset against the Purchase Price if all of the following conditions are satisfied in a Territory (other than Territory VII) with respect to a * or * (such Territory and Product are hereinafter respectively referred to as the "Affected Territory" and the "Affected Product"):

     (i)   The Affected Product is being Shipped by ABBOTT in the Affected
           Market;

     (ii)  The Affected Product is not a  *  ;

     (iii) a third party (other than ABBOTT, ODS, an Affiliate of either or a customer of either) is selling a HCV screening test to Donor Centers in the Affected Territory which is used primarily for the same purpose as the Affected Product (hereinafter referred to as the "Third Party Product");

     (iv) the Third Party Competition Price to Donor Centers in the Affected Territory is lower than the Base Price;

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     (v) sales of the Third Party Product in the Affected Territory during each of the previous two (2) consecutive Calendar Quarters represent at least a * Unit market share, determined by an independent auditor at ABBOTT's expense, for each such Calendar Quarter of the Affected Market for products primarily utilized for the same purpose;

     (vi) the ABBOTT Selling Price for the Affected Product is less than the Base Price; and

    (vii) ABBOTT's overall market share in the Calendar Quarter for Non-HCV Screening Tests delivered to Donor Centers in the Affected Territory does not increase by more than * on an aggregate Unit basis for all such Non-HCV Screening Tests over the immediate previous Calendar Quarter.

If all the foregoing conditions are satisfied, then ABBOTT shall determine the Price Differential for the Affected Product in the Affected Market.

     5.3 During each Calendar Quarter after the * anniversary of the effective date of this Agreement, ABBOTT shall be entitled to an offset against the Purchase Price if

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

all of the following conditions are satisfied in a Territory (other than Territory VII) with respect to a * or * (such Territory and Product are hereinafter respectively referred to as the "Affected Territory" and the "Affected Product"):

     (i)  The Affected Product is being Shipped by ABBOTT in the Affected
          Market;

     (ii) The Affected Product is not a  *  ;

    (iii) a third party (other than ABBOTT, ODS, an Affiliate of either or a customer of either) is selling a HCV screening test to Plasma Centers in the Affected Territory which is used primarily for the same purpose as the Affected Product (hereinafter referred to as the "Third Party Product");

     (iv) the Third Party Competition Price to Plasma Centers in the Affected Territory is lower than the Base Price;

     (v) sales of the Third Party Product in the Affected Territory during each of the previous two (2) consecutive Calendar Quarters represent at least a * Unit market share, determined by an

* =   Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

          independent auditor at ABBOTT's expense, for each such Calendar Quarter of the Affected Market for products primarily utilized for the same purpose;

     (vi) the ABBOTT Selling Price for the Affected Product is less than the Base Price; and

    (vii) ABBOTT's overall market share in the Calendar Quarter for Non-HCV Screening Tests delivered to Plasma Centers in the Affected Territory does not increase by more than * on an aggregate Unit basis for all such Non-HCV Screening Tests over the immediate previous Calendar Quarter.

If all the foregoing conditions are satisfied, then ABBOTT shall determine the Price Differential for the Affected Product in the Affected Market.

     5.4 The amount of the Purchase Price offset shall be determined by deducting from the Purchase Price, calculated pursuant to Paragraphs 3.2-3.22 of this Agreement, the Price Differential determined according to either Paragraph
5.2 or 5.3. In no event shall the Price Differential exceed the Net Purchase Price.

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     5.5 In any Calendar Quarter the percentage change in ABBOTT's overall Unit market share for Non-HCV Screening Tests required by condition (vii) of Paragraphs 5.2 or 5.3 shall be calculated by dividing the difference between:
(a) the market share of Non-HCV Screening Tests held by ABBOTT in the Calendar Quarter immediately prior to the Calendar Quarter in which a third party first began selling its Third Party Product in the Affected Market; and (b) the market share of Non-HCV Screening Tests held by ABBOTT in such Calendar Quarter; by (c) the market share of Non-HCV Screening Tests held by ABBOTT in such Calendar Quarter, and multiplying the quotient thereof by one hundred (100). In lieu of measuring Unit market share, ABBOTT may at its election satisfy condition (vii) of Paragraphs 5.2 or 5.3 by demonstrating that the total Units of all Non-HCV Screening Tests Shipped in the Affected Market during such Calendar Quarter have not increased by more than * * over the total Units of all Non-HCV Screening Tests Shipped in the Affected Market in the Calendar Quarter immediately prior to the Calendar Quarter that a third party first began selling its Third Party Product in the Affected Market. Any calculation under this Paragraph 5.5 shall not include any Units of a Non-HCV Screening Test sold in a Territory during the first two (2) Calendar Quarters in which such Non-HCV Screening Test is first sold by ABBOTT in the Territory.

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     5.6 To invoke a Purchase Price offset under Paragraph 5.2 or 5.3, the parties shall agree upon the independent auditor, as well as the types and methods of data acquisition to be utilized by such auditor, for quantifying the prices, market shares, Units and all other determinations required by Paragraphs 5.2, 5.3 or 5.5. If the parties fail to agree upon the choice of an independent auditor and the types and methods of data acquisition, the parties shall resolve such issues in accordance with Article XVIII of this Agreement, in which case the neutral shall be charged with selecting such independent auditor and/or types and methods of data acquisition.

     5.7 Once a Third Party Product captures at least a * * ) market share of an Affected Market pursuant to clause (v) of Paragraphs 5.2 or 5.3, such Third Party Product shall be deemed to continue to hold a * market share of the Affected Market until the Third Party Product is completely withdrawn from the Affected Market.

     5.8 In the event of a dispute between the parties with respect to an offset of Purchase Price under this Article V, the parties shall resolve such dispute in accordance with Article XVIII; provided, however, that until such dispute is resolved ABBOTT shall pay ODS the Purchase Price determined according to Paragraphs 3.2-3.22.

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     5.9 All invoices and prices used in any calculation or determination under this Article V shall be converted, before such calculation or determination is made, to U.S. dollars at the same rate of exchange for identical time periods, such rate of exchange being the rate of exchange used by ABBOTT in the normal course of its business during the time periods to which this Article V pertains unless such independent auditor determines ABBOTT's rate of exchange to be inequitable, in which case such independent auditor shall equitably determine the rate of exchange to be used.

     5.10 With respect to third party competition in any country included within Territory VII, ABBOTT may request a Purchase Price offset in any such country because of such third party competition. If ODS and CHIRON agree that such Purchase Price offset is genuinely warranted in such country, ODS and CHIRON may agree to a Purchase Price offset in such country; provided, however, that nothing hereunder shall obligate ODS or CHIRON to offset the Purchase Price in such country. Any issue concerning Purchase Price offset in any country included within Territory VII shall be resolved among the parties and shall not be subject to the provisions of Article XVIII.

     5.11 In no event shall the Price Differential exceed * (U.S. * for any Affected Product unless:

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     (a) an individual who is not under an obligation to assign his or her interest in any U.S. patent application listed on Exhibit 9.8 to CHIRON or ODS, or who's right to make, use or sell Product is not exclusively licensed or assigned to CHIRON or ODS, is joined or substituted as an inventor or coinventor on a U.S. patent application listed on Exhibit 9.8 that issues as a U.S. patent (the "Affected Patent"); and

     (b) such individual assigns his or her interests in the Affected Patent, or foreign counterparts thereof, to a third party or grants any rights to a third party (including an implied license) under the Affected Patent, or foreign counterparts thereof, permitting such third party to make, have made, use or sell Products; and

     (c) such third party assigned an interest or granted any rights under the Affected Patent, or foreign counterparts thereof, markets or distributes Product under such assignment or grant that does not infringe a Valid Claim of a Patent Right contained in a patent other than the Affected Patent.

                                  VI. INFRINGEMENT

     6.1 If, with respect to Territories I-VI, ABBOTT becomes aware of third party sales of Product which represent a substantial aggregate infringement of a Patent Right (greater than * of ABBOTT's Units Of Product of Primary Products, Screening Products, or Diagnostic Products in such Territory) by one or more third parties in such Territory, ABBOTT will promptly notify ODS and CHIRON. Should ODS or CHIRON fail to file suit for infringement within one hundred twenty (120) days after ODS or CHIRON promptly notifies the infringer(s) of the infringement, ABBOTT shall be entitled to reduce the Purchase Price with respect to corresponding Primary Products, Screening Products or Diagnostic Products in such Territory by * of the Net Purchase Price. Said reduced Purchase Price shall continue to be the prevailing Purchase Price with respect to such Primary Products, Screening Products or Diagnostic Products in such Territory until said infringement is abated to a level that no longer constitutes substantial aggregate infringement and, thereafter, the Purchase Price shall revert to the full Purchase Price in effect prior to the reduction hereunder. In the event of any recovery of damages as a result of such infringement, ODS shall deduct all legal expenses incurred as a result of said infringement from said recovery and shall pay ABBOTT one third (1/3) of the remainder.

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

                                 VII. CONFIDENTIALITY

     7.1 With respect to all confidential information transmitted by either party to the other in writing and designated confidential, the receiving party shall during the term of this Agreement and for five (5) years after termination hereof keep secret and prevent the disclosure of such confidential information to parties other than its Affiliates and its and their agents, officers, employees, and representatives authorized to receive such confidential information, as it would its own confidential information except for such confidential information which:

     (a) at the time of its disclosure was known to the receiving party or an Affiliate thereof and was not previously subject to any obligation of confidentiality;

     (b) was generally available to the public or was otherwise part of the public domain at the time of its disclosure;

     (c) becomes generally available to the public or otherwise part of the public domain after its disclosure other than through any act or omission of the receiving party, its Affiliates or their respective agents, officers, employees or representatives, directly or indirectly, in breach of this Agreement; or

     (d) becomes known to the receiving party or an Affiliate thereof after its disclosure from a source other than the disclosing party under no obligation of confidentiality to the disclosing party.

                              VIII. TERM AND TERMINATION

     8.1

     (a) The term of this Agreement shall be for the later of seventeen (17) years from the effective date hereof or the date on which the last Patent Right expires which is licensed to ABBOTT hereunder and which includes a Valid Claim which would, but for such license, be infringed by ABBOTT's making, using or selling a Product.

     (b) Paragraph 8.1(a) above notwithstanding, this Agreement with respect to the European Economic Community shall terminate in each member country seventeen (17) years from the effective date hereof or on the expiration date of the last to expire Patent Right in such member country based upon a patent application pending as of the effective date of this Agreement, whichever is later; provided, however, that prior to the termination of this Agreement in the first member country in which it would otherwise terminate pursuant to the foregoing, ABBOTT may in its discretion elect by written notice to ODS and CHIRON to extend this Agreement as to all such member countries for an additional term which shall expire on a country-by-country basis on the expiration date of the last to expire Patent Right existing in such member country as of the date of such extension.

     (c) After seventeen (17) years from the effective date of this Agreement, the provisions of Articles III and IV shall only apply to Products which are Patent Protected by a Valid Claim of a Patent Right and which are not Patented Protected by a Valid Claim of an ABBOTT Patent Right, wherein such Valid Claim of the ABBOTT Patent Right has a Priority Date earlier than the Priority Date of such Valid Claim of the Patent Right.

     8.2 Each party has the right to terminate this Agreement, and all licenses granted hereunder, if

     (a) the other party defaults in the performance of any of its material obligations hereunder and such default is not corrected within sixty
          (60) days after receiving written notice of such default, or

     (b) the other party becomes bankrupt or insolvent or its business is placed in the hands of a receiver, assignee, or trustee.

     Such right to terminate shall not be the exclusive remedy of the non-defaulting party and, by exercising such right, the non-defaulting party shall not waive any other rights or remedies it may have under this Agreement or otherwise. Resort to any remedy by a party hereto under this Paragraph 8.2 shall not limit the party from exercising any other rights it may otherwise be entitled to by law.

                   IX.  REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

     9.1  Each party hereto acknowledges and agrees

     (a) that this Agreement supercedes all previous understandings, agreements, and representations among the parties (whether written or oral) with respect to the subject matter therein;

     (b) that no representation or promise not expressly contained in this Agreement has been made by the other party hereto or by any of its agents, employees, representatives or attorneys;

     (c) that this Agreement is not being entered into on the basis of, or in reliance on, any promise or representation, expressed or implied, or on any conditions, provisions or terms related thereto covering the subject matter hereof, other than those which are set forth expressly in this Agreement; and

     (d) that each party has had the opportunity to be represented by counsel of its own choice in this matter, including the negotiations which preceded the execution of this Agreement.

     9.2 Each party warrants and represents that it has the full right and power to make the promises and grant the licenses set forth in this Agreement and that there are no outstanding agreements, assignments or encumbrances in existence inconsistent with the provisions of this Agreement.

     9.3 EACH MANUFACTURING PARTY DISCLAIMS ALL WARRANTIES EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY WARRANTIES CONCERNING THE INHERENT PROPERTIES OF RAW MATERIALS SUPPLIED HEREUNDER, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT. EACH MANUFACTURING PARTY MAKES NO WARRANTY AS TO THE MERCHANTABILITY OR FITNESS FOR PARTICULAR PURPOSE OF ANY PRODUCT OF KNOW-HOW, IMPROVEMENTS THEREON OR LICENSED PATENT RIGHTS.

     9.4 ABBOTT warrants that any third party to whom it provides a Raw Material, whether as a Raw Material or as a component of an unfinished Product, shall not transfer such Raw Material to any other third party or use such Raw Material for purposes other than for preparing or packaging Product for which ABBOTT will pay a Purchase Price in accordance with Article III.

     9.5

     (a) ABBOTT warrants that as of the effective date of this Agreement there are no Abbott Collaborators.

     (b) ABBOTT warrants that its agreement with * * has terminated and that such agreement does not (i) give any rights to * or (ii) impose any obligations on ABBOTT or give any rights to ABBOTT, which in either case would adversely affect the rights and obligations set forth in this Agreement.

     (c) ABBOTT warrants that its agreement with * has terminated and that such agreement does not (i) give any rights to * or (ii) impose any obligations on ABBOTT, or give any rights to ABBOTT, which in either case would adversely affect the rights and obligations set forth in this Agreement.

     (d)  ABBOTT warrants that it has no agreement with any third party which
          (i) gives any rights to such third party or (ii) imposes obligations upon ABBOTT or gives any rights to ABBOTT, which in either case would adversely affect the rights and obligations under this Agreement.

     9.6 ODS and CHIRON warrant to ABBOTT that they have entered into one or more agreements exclusively licensing to ODS Know-How owned or controlled by CHIRON, to make, have made, use and sell Products, with the right to sublicense to ABBOTT

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

under this Agreement, and that neither CHIRON nor ODS has alleged a breach of any such agreement and that such agreements have not expired or terminated.

     9.7 ABBOTT warrants that Exhibit 9.7 lists all U.S. patent applications filed on or before the effective date of this Agreement directed to Abbott Know-How and hence subject to Paragraph 2.3 as well as the countries, regional patent organizations, or international patent systems where applications have been filed claiming priority from one or more of the listed U.S. applications. ABBOTT further warrants that all of the inventors named in the applications listed in Exhibit 9.7 have assigned, or are under an obligation to assign, to ABBOTT all of their right, title and interest in the inventions claimed.

     9.8 CHIRON warrants that Exhibit 9.8 lists all U.S. patent applications filed on or before the effective date of this Agreement directed to Know-How owned by CHIRON, as well as the countries, regional patent organizations, or international patent systems where applications have been filed claiming priority from one or more of the listed U.S. applications. CHIRON further warrants that all of the inventors named in the applications listed in Exhibit
9.8 have assigned, or are under an obligation to assign, to CHIRON all of their right, title and interest in the inventions claimed. ODS warrants that ODS has no U.S. patent applications pending directed to Know-How owned or controlled by ODS.

     9.9 ABBOTT warrants that to the best of its knowledge there are no actions pending before any court alleging to be related to ABBOTT's or an Abbott Collaborator's interest in Abbott Know-How.

     9.10

     (a) ODS warrants that to the best of its knowledge there are no actions pending before any court alleging to be related to ODS's interests in Know-How, * , U.S. District Court for the * of * No. * Civ *.

     (b) ODS believes that * may assert claims in the above-referenced litigation that this Agreement or the performance hereunder by ODS or ABBOTT might somehow * arising from the agreements between ODS and * dated * and
* . While ODS believes

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

          that any such claims would be unjustified and meritless, there is nothing that ODS can do to prevent * from making such baseless allegations. Because there exists the possibility that * may attempt to make * a party to the above-referenced litigation or to a related proceeding, * * resulting from a claim or lawsuit brought by * against * based on the same or similar issues as are alleged in the litigation referred to in Paragraph 9.10(a), and based on the rights and obligations set forth in this Agreement; provided, however, that * shall fully cooperate with * in the * and/or * of any such * or * and * shall have * of any such action, including the * * will not * to * * * including, but not limited to, except, however, that if * Product as * asserted by * arising from or based on the same or similar issues as are alleged in the litigation

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

          referred to in Paragraph 9.10(a) together with the existence of this Agreement, then * agrees to * * in * of * , and without any further obligations to * a * of: (i) * if must * , based on  *  , by  * *  of  *  and  *  at any time during the  *
          from the effective date of this Agreement from  *  such  *  in  *
          or * each if the same occurs in * or * ; or (ii) * * if * must * based on * by * of * and * * at any time during the * and extending through * after the effective date of this Agreement from * in * or * * each if the same occurs in *
          or  *
          In the event any such * in (i) or (ii) above causes * to * Product in any * , * may * this Agreement with respect to such
          *

     (c) Although ODS believes that any potential * claims concerning this Agreement would be totally baseless, it nonetheless is willing to also agree to the following: in the event the * of product by results in a * as a result of any * or any * asserted by * arising from or based on the same or similar issues as are alleged in the litigation referred to in Paragraph 9.10(a) together with the existence of this Agreement, * shall * any * , provided, however, that any * by * based on * of Product shall not * the *

     9.11 CHIRON warrants that to the best of its knowledge there are no actions pending before any court alleging to be related to CHIRON's interest in Know-How, * U.S. District Court for the * of * No. * Civ. * *

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

     9.12 In the event ODS and ABBOTT become licensees pursuant to an agreement entered into in accordance with Paragraph 2.9 and either ODS's or ABBOTT's license thereunder is subsequently terminated, the terminated licensee shall use all reasonable efforts to prevent termination of the other party's license.

     9.13 CHIRON and ODS hereby covenant in the event of the termination of any agreement between ODS and CHIRON providing for a license of Know-How to ODS, such termination shall not reduce or terminate the license to ABBOTT granted under the terms of this Agreement including ABBOTT's right to use any portion of the Know-How licensed by CHIRON TO ODS.

     9.14 CHIRON covenants that it will prosecute its patent applications related to HCV in a manner intended to achieve the broadest and most effective patent protection practical in CHIRON's sole judgement.

                                    X.  ASSIGNMENT

     10.1 The parties hereto shall not assign their rights or obligations under this Agreement, other than merely the right to be paid, without prior written consent of the other party; provided, however, that any party hereto may assign, upon prior notice to the others, its rights and obligations to an Affiliate or to a legal entity acquiring all or substantially all of such party's assets.

                             XI.  INDEPENDENT CONTRACTORS

     11.1 The parties hereto shall not be deemed to be partners, joint venturers or each other's agents, and neither shall have the right to act on behalf of the other except as expressly provided hereunder or otherwise expressly agreed to in writing.

                                 XII.  FORCE MAJEURE

     12.1 The parties hereto shall not be liable for failure to perform as required by any provision of this Agreement where such failure results from a force majeure beyond such party's control. In the event of any delay attributable to a force majeure, the time for performance affected thereby shall be extended for a period equal to the time lost by reason of the delay, except that this Paragraph 12.1 shall not affect any of the Inventory Shortfall provisions under Article IV.

                                   XIII.  INDEMNITY

     13.1 Except as hereinafter provided, a Receiving Party shall indemnify and hold a Manufacturing Party harmless against any and all liabilities, damages, losses, costs, and expenses, including attorneys' fees, arising from a suit or claim by a third party alleging a product liability cause of action based on the use, manufacture or sale of any Product by the Receiving Party, its Affiliates including without limitation any product liability arising from the inherent properties of any Product, the use by the Receiving Party of any Raw Material, the development or manufacture of any Product by the Receiving Party, the use by the Receiving Party or its Affiliates of Know-How, or the use of any Product manufactured, used or sold by the Receiving Party or its Affiliates by any human being regardless of whether such use was contemplated by the parties. Notwithstanding the foregoing, a Receiving Party need not defend, indemnify and hold a Manufacturing Party harmless against liabilities finally determined to have arisen solely and directly from any negligence of the Manufacturing Party relating to the manufacture or sale of any Raw Material that proximately causes harm to the Receiving Party or any third party due to the use of contaminated, non-conforming, adulterated, or mislabeled Raw Material supplied by the Manufacturing Party when such contamination, non-conformity, adulteration, or mislabeling could not reasonably have been discovered by the Receiving Party prior to its use. Nothing herein contained shall require any party hereto to indemnify another for lost profits.

     13.2 In order for this indemnification to apply, the Manufacturing Party must promptly notify the Receiving Party upon receipt of any notice of any claim or lawsuit. The Receiving Party may, at its discretion and cost, defend such claims or suits. Assuming that the Receiving Party has chosen not to defend the suit, then the Manufacturing Party may settle any such claim or suit, but not without the prior consent of the Receiving Party, which consent shall not be unreasonably withheld.

                            XIV. PUBLICITY AND DISCLOSURE

     14.1 Unless mutually agreed upon by the parties, no party shall originate any publicity, news release or other public announcement, written or oral, whether to the public press, to stockholders or otherwise, relating to this Agreement, to any amendment hereto or to performance hereunder, save only such announcement as in the opinion of legal counsel to the party making such announcement is required by law to be made. The party making any such announcement shall give the other parties an opportunity to review the form of the announcement before it is made. The parties acknowledge that CHIRON may file this Agreement with the Securities and Exchange Commission pursuant to applicable regulations.

                               XV.  COSTS AND EXPENSES

     15.1 ODS, CHIRON, and ABBOTT shall each bear and pay for their respective costs and expenses regarding the negotiation and preparation of this Agreement and all documents, instruments, and agreements related thereto.

                              XVI. NOTICES AND PAYMENTS

     16.1 Services of all notices in writing and payments to be made as provided herein shall be deemed duly given and made if sent by courier or by certified or registered mail, postage prepaid, to the addresses below; the date of giving such notices shall be the date of mailing:

Ortho Diagnostic Systems, Inc.
U.S. Route 202
Raritan, NJ 08869
Attention: President

Abbott Laboratories
One Abbott Park Road
Abbott Park, IL 60064-3500
Attention: President, Diagnostics Division

Chiron Corporation
4560 Horton Street
Emeryville, CA 94608
Attention: President

with a copy to the addressee's General Counsel.

                                 XVII. APPLICABLE LAW

     17.1 This Agreement shall be construed according to the laws of the State of New Jersey without giving effect to its principles of conflicts of law, and without giving effect to any rules or laws relating to arbitration. Should any provision of this Agreement be held unenforceable or in conflict with any applicable law, the validity of the remaining provisions shall not be affected thereby.

                              XVIII. DISPUTE RESOLUTION

     18.1

     (a) DISPUTES. The parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relate to any party's rights and/or obligations hereunder. In the event of the occurrence of such a dispute, any party may, by written notice to the other parties, have such dispute referred to their respective officers designated below or their successors, for attempted resolution by good faith negotiations within thirty (30) days after such notice is received. Said designated officers are as follows:

          For Abbott - President, Diagnostic Division
          For ODS    - President or Chairman
          For Chiron - President

          In the event the designated officers are not able to resolve such dispute within such thirty-day period, any party may invoke the provisions of Paragraph (b) below within such thirty day period.

     (b) ALTERNATIVE DISPUTE RESOLUTION. Any dispute, controversy or claim arising out of or relating to the validity, construction, enforceability or performance of this Agreement shall be settled by binding Alternative Dispute Resolution ("ADR") in the manner described below:

          (i) If a party intends to begin an ADR to resolve a dispute, such party shall provide written notice (the "ADR Request") to counsel for such other party or parties informing such other party or parties of such intention and the issues to be resolved. From the date of the ADR Request and until such time as any matter has been finally settled by ADR, the running of the time periods contained in Section 8.2 as to which party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute.

          (ii) Within ten (10) business days after the receipt of the ADR Request, the other party or parties may, by written notice to the counsel for the party initiating ADR, add additional issues to be resolved and may add as a party to the ADR a party to this Agreement who was not named as a respondent.
               Within twenty (20) business days following the receipt of the ADR Request a neutral shall be selected by the then-President of the Center for Public Resources ("CPR"), 680 Fifth Ave.,
               New York, New York 10019. The neutral shall be an individual who shall preside in resolution of any disputes between the parties. The neutral selected shall be a member of the Judicial Panel of the CPR and shall not be an employee, director or shareholder of any party or of an Affiliate of any party. Any party shall have ten (10) business days from the date the neutral is selected to object in good faith to the selection of that person. If any party makes such an objection, the then-President of the CPR shall, as soon as possible thereafter, elect another neutral under the same conditions set forth above. This second selection shall be final.

         (iii) No later than ninety (90) business days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the parties and shall render the award as expeditiously thereafter as possible but in no event more than thirty (30) days after the close of hearings. In making the award the neutral shall rule on each disputed issue and, except as provided in Paragraph 5.1 above, shall adopt in whole or in part the proposed ruling of one of the parties on each disputed issue.

          (iv) It is the intention of the parties that discovery, although permitted as described herein, will be extremely limited except in exceptional circumstances. The neutral shall permit such limited discovery necessary for an understanding of any legitimate issue raised in the ADR, including the production of documents. Each party shall be permitted but not required to take the deposition of not more than five (5) persons, each such deposition not to exceed six (6) hours in length. If the neutral believes that exceptional circumstances exist, and additional discovery is necessary for a full and fair resolution of the issues, he may order such additional discovery as he deems necessary. At the hearing the parties may present testimony (either by live witness or deposition) and documentary evidence. The hearing shall be held at such place as agreed upon by the parties or if they are unable to agree at a place designated by the neutral. Each party shall have the right to be represented by counsel. The neutral shall have sole discretion with regard to the admissibility of any evidence and all other matters relating to the conduct of the hearing. The neutral shall, in rendering his decision, apply the substantive law of New Jersey and without giving effect to its principles of conflicts of law, and without giving effect to any rules or laws relating to arbitration. The decision of the neutral shall be final and not appealable, except in cases of fraud or bad faith on the part of the neutral or any party to the ADR proceeding in connection with the conduct of such proceedings.

          (v) At least fifteen (15) business days prior to the date set for the hearing, each party shall submit to each other party and the neutral a list of all documents on which such party intends to rely in any oral or written presentation to the neutral and a list of all witnesses, if any, such party intends to call at such hearing and a brief summary of each witnesses testimony.
               At least five (5) business days prior to the hearing, each party must submit to the neutral and serve on each other party a proposed ruling on each issue to be resolved. Such writing shall be limited to representing the proposed rulings, shall contain no argument or analysis of the facts or issues, and shall be limited to not more than fifty (50) pages. Not more than five (5) business days following the close of hearings, the parties may each submit post hearing briefs to the neutral addressing the evidence and issues to be resolved. Such post hearing briefs shall not be more than ten (10) pages.

     (c) COSTS AND FEES. The neutral shall determine the proportion in which the parties shall pay the costs and fees of the ADR. Each party shall pay its own costs (including, without limitation, attorneys fees) and expenses in connection with such ADR.

     (d) CONFIDENTIALITY. The ADR proceeding shall be confidential and the neutral shall issue appropriate protective orders to safeguard each parties' Confidential Information. Except as required by law, no party shall make (or instruct the neutral to make) any public announcement with respect to the proceedings or decision of the neutral without the prior written consent of each other party. The existence of any dispute submitted to ADR, and the award of the neutral, shall be kept in confidence by the parties and the neutral, except as required in connection with the enforcement of such award or as otherwise required by applicable law.

     (e) AWARD. Any judgment upon the award rendered by the neutral may be entered in any court having jurisdiction thereof.

                           XIX. SUPPLY OF HTLV-1 AND HIV-1

     19.1 ABBOTT agrees to supply ODS with ODS's manufacturing requirements of HTLV-1 and HIV-1 reagents at terms to be negotiated in good faith.

                                  XX.  DISCLOSURE OF

                      ABBOTT COLLABORATOR UNPATENTED TECHNOLOGY

     20.1 Prior to entering into an agreement with an Abbott Collaborator after the effective date of this Agreement, ABBOTT shall notify ODS and CHIRON of its intent to enter into such relationship and shall disclose to ODS and CHIRON the material business terms of such proposed agreement. ABBOTT shall use all reasonable efforts to negotiate as low as possible a royalty rate, with respect to the manufacture, use or sale of Products, with such Abbott Collaborator and extend the benefit of such agreement to both ABBOTT and ODS under the same terms and conditions. ABBOTT shall pay any royalty due the Abbott Collaborator for the use of any Abbott Collaborator Unpatented Technology with respect to its Product or Antigen or Antibodies manufactured by any Manufacturing Party for ABBOTT.

     20.2 ABBOTT shall, whenever it receives ABBOTT Collaborator Unpatented Technology which ABBOTT reasonably believes to be of scientific or business importance or interest, so notify ODS and CHIRON that such Abbott Collaborator Unpatented Technology exists but ABBOTT shall not disclose any Abbott Collaborator Unpatented Technology to either ODS or CHIRON unless ODS and CHIRON request in writing that such disclosure be made or unless ABBOTT first notifies ODS and CHIRON that ABBOTT intends to disclose such Abbott Collaborator Unpatented Technology and receives from ODS and CHIRON written direction to proceed with such disclosure. ODS and CHIRON may elect to receive disclosure of such Abbott Collaborator Unpatented Technology for evaluation purposes only for six (6) months. Within six (6) months of such disclosure ODS and CHIRON may notify ABBOTT in writing of their election to include such Abbott Collaborator Unpatented Technology within the definition of Abbott Know-How. ODS or CHIRON shall pay to ABBOTT any royalty due the Abbott Collaborator with respect to the manufacture, sale or use of their Products or Antigens or Antibodies manufactured by any Manufacturing Party for ODS for use of such Abbott Collaborator Unpatented Technology included within Abbott Know-How. ABBOTT shall not be deemed to have breached any obligation under this Agreement if its failure to fulfill its obligation was caused solely by its inability to disclose Abbott Collaborator Unpatented

Technology because either ODS or CHIRON have elected not to receive such Abbott Collaborator Unpatented Technology. If ABBOTT discloses any Abbott Collaborator Unpatented Technology to ODS or CHIRON without such party's written permission, ABBOTT shall indemnify and hold ODS and CHIRON harmless against any and all liabilities, damages, losses, costs, royalties, and expenses, including attorneys' fees, arising from a suit or claim by a third party alleging a cause of action based on such disclosure or the use of such Abbott Collaborator Unpatented Technology by ODS or CHIRON, including the manufacture, sale or use of any Antigen, Antibody or Product by ODS or CHIRON based upon the use of such Abbott Collaborator Unpatented Technology. The parties shall agree upon a method of controlling any such claim that shall protect their respective interests but in no event shall any party settle such claim without ABBOTT's written consent. Notwithstanding the foregoing, ABBOTT shall not be obligated to indemnify ODS or CHIRON for the continued use of any Abbott Collaborator Unpatented Technology beyond a reasonable period of time after ABBOTT gives ODS and CHIRON written notice to discontinue the use of any technology that ABBOTT reasonably believes may constitute Abbott Collaborator Unpatented Technology. If ABBOTT gives such notice, ODS or CHIRON may elect to discontinue the manufacture for ABBOTT of any Raw Material that uses such Abbott Collaborator Unpatented Technology.

                                    XXI. LABELING

     21.1 Subject to any applicable law or regulation to the contrary, ABBOTT agrees to display in a reasonably noticeable manner on its Product packaging a notice that such Product is manufactured and sold by ABBOTT under license from Ortho Diagnostic Systems Inc. and Chiron Corporation.

                          XXII. NOTIFICATION AND REFORMATION

     22.1 NOTIFICATION

     If CHIRON or ODS shall file a notification (the "Notification") with the Competition Directorate of the Commission of the European Communities (the "Commission") in accordance with the regulations established by the Commission, ABBOTT shall execute all documents reasonably required by CHIRON or ODS and shall otherwise reasonably cooperate in connection with the Notification. CHIRON and/or ODS shall bear all costs incurred by CHIRON and/or ODS relating to the Notification.

     22.2 REFORMATION

     If, at any time during the term of this Agreement, any of the parties receives a request or other communication from the Commission with respect to the Notification (the "Request"), such party shall promptly inform the other parties of the nature of the Request and the parties shall cooperate as necessary to respond to the Request. In the event that the Request requires that, unless the parties undertake to modify this Agreement in certain respects, the Commission considers this Agreement will or may violate the provisions of Articles 85 and 86 of the Treaty of Rome, then the parties shall amend this Agreement by making those minimal modifications necessary to satisfy the concerns of the Commission as set forth in the Request. Notwithstanding the foregoing, the parties agree that ABBOTT shall retain its license rights within the European Community.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their duly authorized officers as of the day and year set forth below.


                                          ORTHO DIAGNOSTIC SYSTEMS INC.

                                          By: /s/ William W. Crouse
                                             -------------------------
                                              William W. Crouse
                                              President

                                              Date: 8/17/89
                                                   --------------------

ATTEST:

Jason Lipow
--------------------------
                                          ABBOTT LABORATORIES

                                          By: /s/ David A. Thompson
                                             --------------------------
                                              David A. Thompson
                                              President, Diagnostics
                                                 Division

                                          Date: Aug. 17, 1989
                                               ------------------------

ATTEST:

Paul E. Roge
--------------------------
  Ass't. Secretary

                                          CHIRON CORPORATION

                                          By: /s/ Gregory B. Lawless
                                             --------------------------
                                              Gregory B. Lawless
                                              President

                                          Date:  8/17/89
                                               ------------------------

ATTEST:

/s/ Jane L. Stratton
--------------------------
Assistant Sec.

                                     EXHIBIT 1.13

          HBsAG                           AUSRIA
                                          AUSZYME-MONO CONFIRM
                                          AUSCELL
                                          AUSZYME
                                          AUSZYME-MONO
                                             *
                                          AUSZYME-IMX
                                             *

          ANTI-HBC                        CORAB-RIA
                                          CORZYME
                                          CORZYME-IMX

          ANTI-HBS                        AUSAB-RIA
                                          AUSAB-EIA
                                          AUSAB-QUANT
                                             *

          ANTI HBC IGM                    CORAB-M
                                          CORZYME-M
                                             *
                                          CORZYME-M  IMX
                                          HBC-M

          HBE                             HBE-RIA
                                          HBE-RIA (rDNA)
                                          HBE-EIA (rDNA)
                                          HBE-EIA

          OTHER                           DELTA-ANTI  RIA
                                          DELTA-ANTI  EIA
                                             *
                                             *
                                          HBV-DNA  RIA

          ANTI-HAV                        HAVAB-RIA
                                          HAVAB-EIA
                                          HAVAB-M  RIA
                                          HAVAB-M  EIA
                                             *
                                          HAVAB-M  IMX
                                             *

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

                                     EXHIBIT 2.2

Products which utilize or contain C100-3 and are intended for screening applications in Donor Centers and Plasma Centers:

US             10 sites    30,000 tests for aggregate of all sites
West Germany    5 sites    10,000 tests for aggregate of all sites
France          5 sites    10,000 tests for aggregate of all sites
Japan           5 sites    10,000 tests for aggregate of all sites

Products which utilize or contain C100-3 and are intended to be Diagnostic Products only:

US              5 sites    5,000 tests for aggregate of all sites
West Germany    3 sites    5,000 tests for aggregate of all sites
France          3 sites    5,000 tests for aggregate of all sites
Japan           3 sites    5,000 tests for aggregate of all sites

                                     EXHIBIT 4.2

C-100 SPECIFICATIONS

               1)                    *




               2)                    *




               3)                    *               (expressed as mg/ml).

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

                                     EXHIBIT 9.7

A.             U.S. APPLICATIONS

               U. S. S. N.                           FILING DATE
               -----------                           -----------

                *                                          *


B.             FOREIGN APPLICATIONS


                *

C.             EPO


                *

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

D.             NATIONAL FILING

                  *

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.

C.             *EPO

                 *Designating:


                 *


D .            **PCT


                 *


E.             ENTERING NATIONAL PHASE FROM PCT

                 *

* = Confidential portions of material have been omitted and filed separately with the Securities and Exchange Commission.